UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

A NOTE FROM MAJDI ABULABAN

March 17, 2022

Dear Superior Stockholder:

I cordially invite you to attend the annual meeting of stockholders of Superior Industries International, Inc. (the “Annual Meeting”). The meeting will be held on April 28, 2022, at 10:00 a.m. Eastern Daylight Time. Due to ongoing concerns related to COVID-19 and to support the health and well-being of our stockholders, employees, and partners, the Annual Meeting will be a completely “virtual meeting,” conducted via live audio webcast on the Internet. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live audio webcast of the meeting by visiting www.virtualstockholdermeeting.com/SUP2022. Next, enter the 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

Your Vote is Important. We invite you to attend the Annual Meeting via audio webcast. If you are not able to attend via the live audio webcast, we encourage you to vote by proxy. The proxy statement contains detailed information about the matters on which we are asking you to vote. Whether or not you plan to attend the Annual Meeting via the live audio webcast, your vote is important, and we encourage you to vote promptly. You can vote your shares over the telephone, via the Internet or by completing, dating, signing and returning the enclosed proxy card or voting instruction form provided by your broker, as described in the enclosed Proxy Statement.

Thank you for your ongoing support of Superior.

Majdi Abulaban

President and Chief Executive Officer

This Proxy Statement is dated March 17, 2022 and is first being made available to stockholders via the Internet on or about March 17, 2022.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	April 28, 2022, at 10:00 a.m. Eastern Daylight Time, via a live audio webcast that is available at www.virtualstockholdermeeting.com/SUP2022. There will be no physical meeting location and the meeting will only be conducted via the live audio webcast. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice, proxy card or voting instruction form.

Record Date:

March 4, 2022

Each holder of Superior Industries International, Inc. (“Superior” or the “Company”) common stock and Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date.

Items to Be Voted On:

1.  To elect eight nominees to the Board of Directors (the “Board”), each to serve until Superior’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.  To approve, in a non-binding advisory vote, the executive compensation of the Company’s named executive officers for the fiscal year ended December 31, 2021;

3.  To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.  To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

How to Vote:	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIA THE LIVE AUDIO WEBCAST, PLEASE VOTE YOUR SHARES PROMPTLY BY COMPLETING, DATING, SIGNING, AND RETURNING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM. INSTRUCTIONS FOR VOTING YOUR SHARES OVER THE TELEPHONE OR VIA THE INTERNET AS DESCRIBED IN THE PROXY STATEMENT ARE PROVIDED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

Contact Information:	If you have any questions about the attached Proxy Statement or require assistance in voting your shares on the proxy card or voting instruction form, or need additional copies of Superior’s proxy materials, please contact Okapi Partners LLC, our proxy solicitor assisting us with the Annual Meeting, toll free at (855) 305-0856.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Joanne M. Finnorn
Joanne M. Finnorn
Senior Vice President, General Counsel and Corporate Secretary

Southfield, Michigan

March 17, 2022

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and our Annual Report available to stockholders electronically via the Internet. On or about March 17, 2022, we will mail to most of our stockholders a notice (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and to vote via the Internet or by telephone.

The Notice also contains instructions on how to request a printed copy of the proxy materials. In addition, you may elect to receive future proxy materials in printed form by mail or electronically by e-mail by following the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail, unless you elect otherwise.

Superior Industries International, Inc.  •  Table of Contents

2022 Proxy Statement  |  i

Superior Industries International, Inc.  •  Table of Contents

FORM 10-K	67

OTHER MATTERS	68

APPENDIX A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES	A-1

ii  |  Superior Industries International, Inc.

Proxy Summary  •  2022 Annual Meeting of Stockholders

PROXY SUMMARY

This summary highlights selected information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding our 2021 performance, please review our 2021 Annual

Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 3, 2022. The 2021 annual report to stockholders, including financial statements, is being made available to stockholders together with these proxy materials on or about March 17, 2022.

2022 Annual Meeting of Stockholders – Annual Meeting Information

Time and Date:

April 28, 2022 at 10:00 a.m. Eastern Daylight Time, via a live audio webcast that is available at www.virtualstockholdermeeting.com/SUP2022. There will be no physical meeting location and the meeting will only be conducted via the live audio webcast. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice, proxy card or voting instruction form.

Record Date:	March 4, 2022 (the “Record Date”)
Voting:

You are entitled to vote at the meeting if you were a stockholder of record of Superior’s common stock or Series A Preferred Stock at the close of business on the Record Date. Each holder of Superior common stock or Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date.

For more information regarding the Annual Meeting and voting, please see our “Information About the Annual Meeting and Voting” Section, found on page 57.

2022 Annual Meeting of Stockholders – Agenda and Voting Recommendations

Proposals:		Board Voting Recommendation:	Page Reference for More Detail:

1.	Election of eight Directors	“FOR” all nominees	6

2.	To approve, in a non-binding advisory vote, executive compensation of the Company’s named executive officers for the fiscal year ended December 31, 2021	“FOR”	29

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	“FOR”	31

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting via the live audio webcast, your vote is important, and we encourage you to vote promptly. You can vote your shares over the telephone, via the Internet or by completing, dating, signing and returning a proxy card or voting instruction form, as described in the Proxy Statement. Your prompt cooperation is greatly appreciated.

2022 Proxy Statement  |  1

Proxy Summary  •  2021 Performance & Business Highlights

2021 Performance & Business Highlights

The following chart highlights key metrics of our financial and operating performance in 2019, 2020 and 2021:

Key Metric ($ in Millions except per wheel data, Units in Thousands)	2021	2020	2019

Units Shipped	16,123	15,194	19,246

Net Sales	$1,385	$1,101	$1,372

Value-Added Sales(1)	$754	$648	$755

Content per Wheel(1)	$45.83	$42.06	$39.25

Net Income (Loss)(2)	$4	($244)	($97)

Adjusted EBITDA(1)	$167	$129	$169

Adjusted EBITDA % of Value-Added Sales	22.1%	20.0%	22.3%

Cash Provided by Operating Activities	$45	$150	$163

Free Cash Flow(1)	($28)	$87	$79

•	Effectively responded to the challenging operating environment:

•	Delivered $167 million Adjusted EBITDA 29% ($37 million) above 2020 based on only 6% increase of sold wheels, and expanded Adjusted EBITDA margin as a percentage of Value-Added Sales by 2.1%

•	Further enhanced competitive position, despite headwinds from COVID-19 and semiconductor shortages. Compared to 2019, wheels sold declined by 16% in an industry environment that worsened by 24%(5), and the Company managed to maintain an Adjusted EBITDA margin as a percentage of Value-Added Sales of 22%

•	Maintained strong available liquidity(4) position of $309M at year-end, despite elevated working capital requirements due to increased aluminum prices

•	Accelerated enterprise-wide continuous improvement programs, and applied cost and commercial discipline at all levels of the company, in-line with long-term value creation initiatives

•	Ensured a safe work environment:

•	Designed and implemented health and safety protocols in response to the continued COVID-19 pandemic to ensure our employees’ health and welfare and enable us to operate with no production disruptions

•	Further reduced number of recordable safety incidents; Total Recordable Incident Rate (as defined by OSHA) (“TRIR”) dropped 11% in 2021, resulting in an industry-leading TRIR of 0.68

•	Executed on the continued shift to higher-content wheels:

•	Achieved another record level of product complexity in our facilities; average 2021 Content per Wheel grew 9% compared to 2020

•	Grew Value-Added Sales excluding Foreign Exchange(1) over Market by 17%(3); achieving third consecutive year of growth

•	Increased large diameter wheels (19-inch and greater) to 43% of all wheels sold (including our European Aftermarket business), up from 29% in 2019, supported by our differentiated portfolio of innovative technologies

•	Passed durability testing with second major OEM for PVD, a finishing technology for which we were nominated a finalist for the 2021 Automotive News PACE Award

•	Awarded first OEM program for 24-inch wheels

2  |  Superior Industries International, Inc.

Proxy Summary  •  2021 Performance & Business Highlights

•	Advanced our Environmental, Social and Governance (“ESG”) objectives:

•	Published inaugural UN Global Compact Sustainability Report
•	Established goal to be carbon neutral by 2039

•	Launched low carbon wheel for Ford’s all electric Mustang Mach-E

(1)

Value-Added Sales, Value-Added Sales excluding Foreign Exchange, Adjusted EBITDA, Content per Wheel, and Free Cash Flow are non-GAAP financial measures. We are including 2019, 2020 and 2021 results of these measures to show an aspect of performance. See Appendix A to this Proxy Statement for a reconciliation to the most comparable GAAP measures.

(2)

Full year 2019 results include goodwill and intangible impairment charges of $102.2 million, and $14.8 million in restructuring expense and machinery and equipment relocation costs related to the closure of our Fayetteville, Arkansas plant. Full year 2020 results include goodwill and intangible impairment charges of $193.6 million. Full year 2021 results include charges for the Werdohl (Germany) flood damages and plant restructuring of $6 million.

(3)	Based on Value-Added Sales excluding Foreign Exchange compared to North American and Western and Central European industry production as reported by IHS on February 14, 2022.
(4)	Includes cash and availability on committed revolving credit facilities.
(5)	Comprised of North American and Western and Central European industry production as reported by IHS.

Executive Compensation Highlights

Highlights of our 2021 executive compensation program are summarized as follows:

•

Individual Performance Component of Annual Incentive. Our Annual Incentive Performance Plan (the “AIPP”) plays an important role in our approach to total compensation. We believe it motivates participants to focus on improving our performance on key financial measures during the year because it requires that we achieve defined, objectively determinable goals before participants become eligible for an incentive payout.

•

2021 AIPP Payouts. The Company achieved Adjusted EBITDA(A) of $167 million in 2021, which was 98.2% of the $170 million target, resulting in the funding of the 2021 AIPP bonus pool for our named executive officers (“NEOs”) at 96.1% of target.

•

Long Term Incentive Plan (“LTIP”) Performance Measures. In 2021, we granted performance based restricted stock units (“PRSUs”) that can be earned based on our achievement of the following two performance measures as calculated over a three-year period.(B)

LTIP Net Debt 50% weighting	Relative Total Stockholder Return (“Relative TSR”) 50% weighting

As discussed in the “2021 Executive Compensation Components – Long Term Equity Incentive Compensation” section of this Proxy Statement, these performance targets were developed after a rigorous bottom-up financial analysis of our business.

(A)

Please see the “Annual Incentive Compensation and Bonuses” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement for a discussion of how AIPP Adjusted EBITDA is calculated.

(B)

Please see the “Long Term Equity Incentive Compensation” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement for a discussion of how each of these performance measures is calculated.

2022 Proxy Statement  |  3

Proxy Summary  •  Corporate Governance Highlights

Corporate Governance Highlights

Our Board is committed to having a sound governance structure that promotes the best interests of our stockholders. Highlights of our governance practices include:

•	Requirement that at least a majority of the Board be independent

•	“Plurality-plus vote” policy in uncontested elections of directors with a director resignation policy

•	Availability of proxy access

•	Separation of the Board Chair and Chief Executive Officer roles

•	Annual election of all directors

•	Audit, Compensation and Benefits, and Nominating and Corporate Governance Committees are comprised entirely of independent directors
•	Annual Board and Committee self-evaluations

•	Limitation on the number of a director’s additional public board memberships to three for non-employee directors and one for executive directors

•	Independent directors meet regularly without the presence of management

•	Stock ownership and retention requirement for non-employee directors and executive officers

•	No waivers of code of conduct policy for any director or executive officer

•	Stockholders have the right to call special meetings

•	No poison pill in place

•	Clear and robust corporate governance guidelines

4  |  Superior Industries International, Inc.

Proxy Summary  •  Director Nominee Highlights

Director Nominee Highlights

Name	Age*	Director Since	Principal Occupation	Independent	Board Committees/Roles

Majdi B. Abulaban	58	2019	President and Chief Executive Officer of the Company

Raynard D. Benvenuti	66	2020	Founder of Concord Investment Partners	X	• Compensation & Benefits Committee • Nominating & Corporate Governance Committee

Michael R. Bruynesteyn	58	2015	Chief Financial Officer of Raistone	X	• Audit Committee • Nominating & Corporate Governance Committee

Richard J. Giromini	69	2018	Retired Chief Executive Officer and Director of Wabash National Corporation (NYSE: WNC)	X	• Compensation & Benefits Committee • Nominating & Corporate Governance Committee (Chair)

Paul J. Humphries	67	2014	Retired President of High Reliability Solution (a business group of Flex LTD)	X	• Audit Committee • Compensation & Benefits Committee (Chair)

Ransom A. Langford	50	2017	Partner, TPG Growth	X

Timothy C. McQuay	70	2011	Retired Managing Director, Investment Banking, Noble Financial Markets	X	• Chairman of the Board

Ellen B. Richstone	70	2016	Retired Chief Financial Officer, Rohr Aerospace	X	• Audit Committee (Chair) • Nominating & Corporate Governance Committee

*	Age as of April 28, 2022

2022 Proxy Statement  |  5

Proposal No. 1  •  General

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated the eight individuals listed below to stand for election at the Annual Meeting for a one-year term ending at the annual meeting of stockholders in 2023 or until their successors, if any, are elected or appointed. All of our nominees have consented to be named in this Proxy Statement and to serve as directors, if elected by the Company’s stockholders. In the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies returned to us will be voted for the election of a substitute nominee(s)

designated by the Board upon the recommendation of its Nominating and Corporate Governance Committee. If any such substitute nominee(s) is designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominee(s), discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and provide information about such nominees required by the rules of the SEC. As of the date of this Proxy Statement, the Board is not aware that any of its nominees is unable or will decline to serve as a director.

The Board, through the Nominating and Corporate Governance Committee, considers the following experience, qualifications, attributes and skills of both potential director nominees as well as existing members of the Board:

For more information regarding director nominations and qualifications, see the sections titled “Information about Director Nominees” (beginning on page 7) and “Director Selection” (beginning on page 18).

6  |  Superior Industries International, Inc.

Proposal No. 1  •  Information about Director Nominees

Information about Director Nominees

Set forth below is information about our nominees, including their names and ages, recent employment or principal occupation, their period of service as a Superior director, the names of other public companies for which they currently serve as a director or have served as a director within the last five years and a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director. Mr. Langford was appointed and is being nominated to the Board pursuant to the Investor Rights Agreement, dated as of May 22, 2017, by and between the Company and TPG Growth III Sidewall, L.P.

Each of the nominees for director has consented to serve, if elected.

MAJDI ABULABAN

Superior Industries International, Inc. President and Chief Executive Officer

Age: 58

Director since: 2019

Board Committees:

None

Education:

Mr. Abulaban holds a Bachelor of Applied Science in Mechanical Engineering from the University of Pittsburgh and an M.B.A. from Weatherhead School of Management at Case Western Reserve University.

Current Public Directorships:

SPX Flow (NYSE: FLOW)

Former Public Directorships:

None

Qualifications: Mr. Abulaban has more than 30 years of leadership experience in global automotive supplier operations. Mr. Abulaban was appointed to the Board based on his experience and skills, including his significant experience in the automotive industry and strong operational background. He led three global product business units and over 120,000 employees to transform Delphi/Aptiv into a world-class provider of electrical architecture. He has a proven track record of implementing successful strategies, operating systems and organizational structures that drive performance. In addition, he was instrumental in establishing Delphi as an automotive leader in China.

Mr. Abulaban was appointed as the Company’s President and Chief Executive Officer effective May 15, 2019. He was Senior Vice President & Group President, Global Signal and Power Solutions at Aptiv PLC (formerly Delphi Automotive), a technology company that develops connected solutions from 2017 to 2019. He previously was Senior Vice President and Group President, Global Electrical and Electronic Architecture Segment and President of Aptiv Asia Pacific. He also held various business unit leadership positions with Delphi in China, Singapore and the United States, having joined the company in 1985.

2022 Proxy Statement  |  7

Proposal No. 1  •  Information about Director Nominees

RAYNARD BENVENUTI

Founder & Managing Member, Concord Investment Partners

Independent

Age: 66

Director since: 2020

Board Committees:

Compensation and Benefits

Nominating and Corporate Governance

Education:

Mr. Benvenuti earned a Bachelor of Engineering in Mechanical Engineering from Manhattan College a Master of Science in Mechanical and Aerospace Engineering from Princeton University, and an M.B.A from the Harvard Graduate School of Business Administration.

Current Public Directorships:

NN, Inc. (Nasdaq NNBR)

Former Public Directorships:

None

Qualifications: Mr. Benvenuti has extensive experience as a senior executive, director and advisor to various aerospace, automotive and manufacturing companies, including in turnaround and highly leveraged situations. He has valuable strategic, financial, operational and corporate governance expertise.

Mr. Benvenuti founded Concord Investment Partners, a boutique investment and advisory firm that invests in engineering-centric industries including aerospace, automotive and industrial manufacturing/distribution companies in 1996. From 2007 to 2015, he served as a Managing Partner, Managing Director and an operational practice leader for the aerospace and automotive/truck sectors at Greenbriar Equity Group, L.P. (“Greenbriar”), a private equity group focused on transportation-related enterprises. While at Greenbriar, Mr. Benvenuti served as a director on five boards, three as Chairman, including as Chairman and interim CEO of Align Aerospace, LLC, an aerospace hardware distribution company. From 2002 until its sale to GKN plc in 2006, Mr. Benvenuti served as the President and CEO of Stellex Aerostructures, Inc., a manufacturer of large structural components for commercial and military aircraft. Prior to 2002, he worked at Forstmann Little & Co., a private equity firm, and McKinsey & Company, a global management consulting firm, where he advised high technology and industrial sector clients in the areas of strategic planning and operational improvement.

8  |  Superior Industries International, Inc.

Proposal No. 1  •  Information about Director Nominees

MICHAEL R. BRUYNESTEYN

Chief Financial Officer, Raistone

Independent

Age: 58

Director since: 2015

Board Committees:

Audit

Nominating and Corporate Governance

Education:

Mr. Bruynesteyn holds a Bachelor of Applied Science in Mechanical Engineering from the University of British Columbia and an M.B.A. from the London Business School.

Current Public Directorships:

None

Former Public Directorships:

None

Qualifications: Mr. Bruynesteyn has developed a deep understanding of capital markets from hands-on experience over the last 20 years. He cultivated a firm grasp of the investor’s perspective from the vantage points of directing investor relations for General Motors Company, leading the research team covering the automotive industry for Prudential Equity Group, and investing on the buy-side as part of a $6 billion hedge fund owned by Lehman Brothers. Mr. Bruynesteyn provided deal-making advice to automotive and energy storage companies with boutique investment bank Strauss Capital and remained active in the capital markets in his role as Treasurer of Turner Construction. Mr. Bruynesteyn continues his engagement in the automotive industry as a member of the Advisory Board of ClearMotion, Inc., a developer of breakthrough active suspension technology. Mr. Bruynesteyn is a National Association of Corporate Directors Governance Fellow.

Mr. Bruynesteyn is Chief Financial Officer of Raistone, a leader in providing working capital solutions. Previously, he was Treasurer and Vice President, Strategic Finance of Turner Construction Company, the largest non-residential commercial construction company in the United States, a position he held from 2013-2018. He also was a Managing Director at the investment banking firm Strauss Capital Partners from 2008 to 2012. Prior to that, Mr. Bruynesteyn was a Managing Director in the asset management division of investment banking firm Lehman Brothers, where he focused on transportation-related investments from 2006 to 2008. From 1999 to 2006, Mr. Bruynesteyn was the Senior Equity Research Analyst at Prudential Equity Group in the Automotive Group, where he acted as a sell-side analyst. Mr. Bruynesteyn also worked at General Motors, where he held various finance positions until he departed as Director of Investor Relations in 1998.

2022 Proxy Statement  |  9

Proposal No. 1  •  Information about Director Nominees

RICHARD J. GIROMINI

Retired Chief Executive Officer and Director of Wabash National Corporation (NYSE: WNC)

Independent

Age: 69

Director since: 2018

Board Committee:

Compensation and Benefits

Nominating and Corporate Governance (Chair)

Education:

Mr. Giromini holds a Master of Science degree in Industrial Management and a Bachelor of Science degree in Mechanical Engineering, both from Clarkson University. He is also a graduate of the Advanced Management Program at the Duke University Fuqua School of Management

Current Public Directorships:

None

Former Public Directorships:

Wabash National Corporation (NYSE: WNC), Robbins & Myers (formerly traded NYSE: RBN)

Qualifications: Mr. Giromini brings over 40 years of operational leadership experience within the automotive and heavy transportation industries, including more than eleven years as Chief Executive Officer of a transportation equipment public company, providing key strategic growth, sales, engineering, operational and turnaround expertise. This, combined with his extensive automotive industry experience working as a Tier 1 supplier, including five years in executive leadership positions within the automotive aluminum wheel industry, make Mr. Giromini a valued member of the Board.

Mr. Giromini served as President and Chief Executive Officer of Wabash National Corporation, North America’s largest trailer manufacturer, from January 2007 until October 2016, Chief Executive Officer until June 2018 and then as an Executive Advisor until his retirement in June 2019. Earlier service with WNC included President & Chief Operating Officer (December 2005 – December 2006), Executive Vice President & Chief Operating Officer (February 2005 – December 2005), and SVP & Chief Operating Officer (July 2002 – February 2005). Earlier experience includes 26 years in the automotive industry, having begun his career with General Motors Company (1976-1985), serving in a variety of positions of increasing responsibility, then continuing service in several senior management positions within the Tier 1 automotive sector, including Accuride Corporation, AKW LP, ITT Automotive, Hayes Wheels, and Doehler-Jarvis.

10  |  Superior Industries International, Inc.

Proposal No. 1  •  Information about Director Nominees

PAUL J. HUMPHRIES

Retired President of High Reliability Solution (a business group of Flex LTD (NASDAQ: FLEX)

Independent

Director since: 2014

Age: 67

Board Committees:

Audit

Compensation and Benefits (Chair)

Education:

Mr. Humphries has a B.A. in applied social studies from Lanchester Polytechnic (now Coventry University) and post-graduate certification in human resources management from West Glamorgan Institute of Higher Education.

Current Public Directorships:

None

Former Public Directorships:

None

Qualifications: Mr. Humphries has extensive experience in the automotive supplier industry and senior level management experience with multinational public companies, providing valuable expertise in strategy, growth, human resources and global operations. Further, Mr. Humphries has extensive experience in planning, implementing and integrating mergers and acquisitions.

Mr. Humphries served as President of High Reliability Solutions at Flex LTD (“Flex”), a global end-to-end supply chain solutions company that serves the medical, automotive and aerospace and defense markets, from 2011 until December 2020. From 2006 to 2011, Mr. Humphries served as Executive Vice President of Human Resources at Flex. In that capacity, he led Flex’s global human resources organization, programs and related functions including global loss prevention, environmental compliance and management systems. Mr. Humphries joined Flex with the acquisition of Chatham Technologies Incorporated in April 2000. While at Chatham Technologies, he served as Senior Vice President of Global Operations. Prior to that, Mr. Humphries held several senior management positions at Allied Signal, Inc. and its successor, Honeywell Inc., BorgWarner Inc. and Ford Motor Company.

2022 Proxy Statement  |  11

Proposal No. 1  •  Information about Director Nominees

RANSOM A. LANGFORD

Partner, TPG Growth

Independent

Director since: 2017

Age: 50

Board Committees:

None

Education:

Mr. Langford earned a B.A. from University of North Carolina, Chapel Hill and an M.B.A. from the Wharton School at University of Pennsylvania.

Current Public Directorships:

None

Former Public Directorships:

None

Qualifications: Mr. Langford is a Partner of TPG Growth based in New York, where he leads the platform’s investments in industrial and business services. Mr. Langford has extensive experience as a board member, serving on boards of directors for several TPG portfolio companies, including The Private Suite Holdings, LLC, Seasoned Holdco, LLC, Artel, LLC, Denali Water Solutions, LLC, Halo Branded Solutions, Inc., Tenth Revolution Group, Keter Environmental Services, and People 2.0. Mr. Langford’s substantial board and investment experience make him a valuable contributor to the Board.

Prior to joining TPG in 2009, Mr. Langford was a Managing Director and Partner with J.H. Whitney & Co., a private equity firm, where he was a senior member of the investment team responsible for investing several private equity partnerships and was a member of the firm’s Investment Committee. Prior to his tenure at J.H. Whitney, Mr. Langford was an Associate at Brentwood Associates, representing a number of portfolio companies as a member of the investment team. Mr. Langford has also spent time as an analyst in the Mergers & Acquisitions group at New York-based investment bank Donaldson, Lufkin & Jenrette.

12  |  Superior Industries International, Inc.

Proposal No. 1  •  Information about Director Nominees

TIMOTHY C. MCQUAY

Retired Managing Director, Investment Banking, Noble Financial Markets

Independent

Director since: 2011

Age: 70

Board Committees:

None

Education:

Mr. McQuay received an A.B. degree in economics from Princeton University and an M.B.A. in finance from the University of California at Los Angeles.

Current Public Directorships:

None

Former Public Directorships:

Keystone Automotive Industries, Inc. (Chair, Audit Committee) (formerly NASDAQ: KEYS); Meade Instruments Corp. (NASDAQ: MEAD) (Chairman); Perseon Corp. (fka BSD Medical Corp.) (NASDAQ: PRSN) (Chairman)

Qualifications: Mr. McQuay provides extensive business and financial experience as well as public company board experience, which includes service on compensation and audit committees. Mr. McQuay has a deep knowledge of Superior’s business as well as a deep understanding of the capital markets and significant investment banking experience. Mr. McQuay also brings to the Board valuable insight into corporate strategy and risk management that he has gained from nearly 40 years of experience in the investment banking and financial services industries. While Mr. McQuay served on the board of Keystone Automotive Industries, Inc., the company made eight strategic acquisitions representing more than $400 million in aggregate value. Mr. McQuay served on Keystone’s special committee in connection with the company’s sale to LKQ Corporation in 2007 for $800 million.

From November 2011 until his retirement in December 2015, Mr. McQuay served as Managing Director, Investment Banking with Noble Financial Capital Markets, an investment banking firm. Previously, he served as Managing Director, Investment Banking with B. Riley & Co., an investment banking firm, from September 2008 to November 2011. From August 1997 to December 2007, he served as Managing Director – Investment Banking at A.G. Edwards & Sons, Inc. From May 1995 to August 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co., a stock brokerage firm, and from October 1994 to August 1997, he also served as Managing Director of Corporate Finance. From May 1993 to October 1994, Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay served as Managing Director of Merchant Banking with Union Bank.

2022 Proxy Statement  |  13

Proposal No. 1  •  Information about Director Nominees

ELLEN B. RICHSTONE

Retired Chief Financial Officer, Rohr Aerospace

Independent

Director since: 2016

Age: 70

Board Committees:

Audit (Chair)

Nominating and Corporate Governance

Education:

Ms. Richstone received a B.A. from Scripps College in Claremont, California and a Master of Law and Diplomacy in International Business from the Fletcher School of Law and Diplomacy at Tufts University.

Current Public Directorships:

Cognition Therapeutics (NASDAQ: CGTX); eMagin Corp. (NYSE: EMAN); Orion Energy Systems, Inc. (NASDAQ: OESX)

Former Public Directorships:

American Power Conversion (formerly traded NASDAQ: APCC); BioAmber Inc. (NYSE: BIOA)

Qualifications: Ms. Richstone provides extensive business and financial experience as Chief Financial Officer of public and private companies ranging in size up to $4 billion in revenue over a 24-year period and her public company board experience, which includes being awarded the first annual Distinguished Director Award from the American College of Corporate Directors. Ms. Richstone’s public company board experience has been at companies ranging in size from microcap to Fortune 500. Ms. Richstone holds an Executive Master’s Certification in Director Governance from the American College of Corporate Directors – Platinum Level. In January 2018, Ms. Richstone was named as an NACD Board Leadership Fellow and in 2020 she was named a Top 100 Director, signifying that she has demonstrated her commitment to the highest level of leadership in the boardroom.

Ms. Richstone has served as the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace, a Fortune 500 aerospace company. From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group, an executive management firm. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion, an S&P 500 company. Ms. Richstone currently sits on the board of the National Association of Corporate Directors (NACD) in New England, as well as other non-profit organizations.

14  |  Superior Industries International, Inc.

Proposal No. 1  •  Recommendation of the Board

Vote Required

Each director nominee must receive the affirmative vote of a plurality of the votes cast to be elected, meaning that the eight persons receiving the largest number of “yes” votes will be elected as directors. You may vote in favor of any or all of the nominees or you may withhold your vote as to any or all of the nominees. The nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected as directors. Proxies may not be voted for more than the eight directors, and stockholders may not cumulate votes in the election of directors. In an uncontested election, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee and the Board must then decide whether to accept the tendered resignation, culminating with a public disclosure explaining the Board’s decision and decision-making process.

Recommendation of the Board

We believe each of our eight director nominees has the professional and leadership experience, industry knowledge, commitment, diversity of skills and ability to work in a collaborative manner necessary to execute our strategic plans. We believe the election of the Company’s eight nominees named in Proposal 1 and on the proxy card best positions the Company to deliver value to and represent the interests of all Company stockholders.

The Board unanimously recommends a vote “FOR” its eight nominees for election as Director named in this Proxy Statement and on the proxy card. Proxies solicited by the Board will be voted “FOR” all of Superior’s eight nominees unless stockholders specify a contrary vote.

2022 Proxy Statement  |  15

Board Structure and Committee Composition  •  Board Structure and Leadership

BOARD STRUCTURE AND COMMITTEE COMPOSITION

Board Structure and Leadership

The roles of Board Chair and Chief Executive Officer are separate, with Timothy C. McQuay serving as Chairman of the Board. The Board believes separating the roles of Board Chair and Chief Executive Officer allows our Chief Executive Officer to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Board Chair to lead the Board in its oversight and advisory roles. As a result of the many responsibilities of the Board and the significant amount of time and effort required by each of the Board Chair and Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and enhances the Company’s prospects for success.

Superior’s Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure depending on then-current circumstances. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of Superior’s stockholders. If the Board Chair is not an independent director, on an annual basis, one of the independent directors is designated by a majority of the independent directors to be the Lead Director.

Director Independence

On an annual basis, the Board, with the assistance of the Nominating and Corporate Governance Committee, makes a determination as to the independence of each director considering the current standards for “independence” established by the New York Stock Exchange (the “NYSE”), additional criteria set forth in Superior’s Corporate Governance Guidelines and consideration of any other material relationship a director may have with Superior as disclosed in annual director and officer questionnaires. Our Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit, Compensation and Benefits and Nominating and Corporate Governance Committees of the Board will be independent.

The Board has determined that all of its current directors are independent under these standards, except for Majdi Abulaban, our Chief Executive Officer. In addition, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that the members of the Audit Committee and Compensation and Benefits Committee meet the additional independence criteria required for audit committee and compensation committee membership under the applicable NYSE listing standards.

16  |  Superior Industries International, Inc.

Board Structure and Committee Composition  •  Board Composition

Board Composition

The following matrix provides information regarding our director nominees, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry.

Functional Expertise
Automotive Industry	●	●	●	●	●	●	●	●
Global /International	●	●	●	●	●	●		●
Strategy Development/Execution/M&A	●	●	●	●	●	●	●	●
Finance/Treasury (« Qualified Financial Expert)	«	«	«	«	●	●	«	«
Capital Markets		●	●			●	●	●
CEO or Division President	●	●		●	●			●
Public Company Experience	●	●	●	●	●		●	●
Public Company CEO	●			●
Supply Chain/Commodities Management		●		●	●			●
Diverse Manufacturing	●	●		●	●
Materials Science/Engineering	●	●	●	●

Personal/Demographics
Diversity	●							●
Age as of April 28, 2022	58	66	58	69	67	50	70	70

INDEPENDENCE	TENURE
The Board has determined that all director nominees, other than Mr. Abulaban (87.5%), meet the independence standards set by the NYSE.	The median tenure of the director nominees is approximately four years, which reflects a balance of experience and new perspectives.

2022 Proxy Statement  |  17

Board Structure and Committee Composition  •  Meetings and Attendance

Meetings and Attendance

During 2021, the Board held five meetings. During this period, all of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which each such director served, during the period for which each such director served. All of Superior’s directors who were directors at the time of last year’s annual meeting of stockholders attended the annual meeting of stockholders. Superior’s directors are not required, but are encouraged, to attend the annual meeting of stockholders.

The Board and its Committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2021. Additionally, the independent directors met in executive session regularly without the presence of management. Mr. McQuay, in his capacity as Chairman of the Board, presided over executive sessions of the independent directors in 2021.

Director Selection

Our Nominating and Corporate Governance Committee seeks to build and maintain an effective, well-rounded, financially literate and diverse Board that represents all of our stockholders.

Process for Identification and Review of Director Candidates to Join the Board

Identifying and recommending individuals for nomination, election or re-election to our Board is a principal responsibility of our Nominating and Corporate Governance Committee. This Committee carries out this function through an ongoing, year-round process, which includes the annual Board and Committee evaluation process. Each director and director candidate is evaluated by the Nominating and Corporate Governance Committee based on his or her individual merits, taking into account Superior’s needs and the composition of our Board.

To assist in its evaluation of directors and director candidates, the Nominating and Corporate Governance Committee has adopted strategy-based board composition criteria and looks for certain experiences, qualifications, attributes and skills that would be beneficial to have represented on the Board and on our committees at any particular point in time. Nominees for the Board should be committed to enhancing long-term stockholder value and must possess relevant experience and skills, good business judgment and personal and professional integrity. The Nominating and Corporate Governance Committee considers experience in the automotive industry, finance, operational management, international business, capital markets, legal and regulatory compliance, sales and marketing, strategy development, strategy execution, mergers and acquisitions, supply chain/commodities management and diverse manufacturing as well as roles in senior executive management, public companies and public company boards. The Nominating and Corporate Governance Committee focuses on selecting new board members from a diverse candidate pool, seeking diversity of race, ethnicity, gender, age, education, cultural background, business experience, and viewpoints, and diversity of skills in finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board.

18  |  Superior Industries International, Inc.

Board Structure and Committee Composition  •  Director Selection

In recommending candidates for election to the Board, the Nominating and Corporate Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Stockholder recommendations of director nominees should be sent to the attention of our Corporate Secretary at the following address: Superior Industries International, Inc., Attention: Corporate Secretary, 26600 Telegraph Rd., Southfield, MI 48033. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Proxy Access Bylaw

Our Bylaws include a proxy access provision that allows a stockholder, or group of no more than 20 eligible stockholders, that has maintained continuous ownership of 3% or more of our common stock for at least three years to include in our proxy materials for an annual meeting of stockholders a number of director nominees for up to 20% of the directors then in office as of the last day on which a notice of proxy access nomination may be delivered to the Company

(if such an amount is not a whole number, then the closest whole number below 20%). An eligible stockholder must maintain the 3% ownership requirement at least until the annual meeting at which the proponent’s nominee will be considered. Proxy access nominees who withdraw, become ineligible or unavailable or who do not receive at least a 25% vote in favor of election will be ineligible as a nominee for the following two years.

The proponent is required to provide the information about itself and the proposed nominee(s) that is specified in the proxy access provision of our Bylaws. The required information must be in writing and provided to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the date that the Company first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. We are not required to include any proxy access nominee in our proxy statement if the nomination does not comply with the proxy access requirements of our Bylaws. Any stockholder considering utilizing proxy access should refer to the specific requirements set forth in our Bylaws.

If any stockholder notifies us of its intent to nominate one or more director nominees under the advance notice provision in our Bylaws, we are not required to include any such nominee in our proxy statement for the annual meeting.

2022 Proxy Statement  |  19

Board Structure and Committee Composition  •  Committees of the Board

Committees of the Board

Superior has three standing committees: the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee. Each of these Committees has a written charter approved by the Board. A copy of each charter can be found by clicking on “Corporate Governance” in the “Investor Relations”

section of our website at www.supind.com. This website address is included here and elsewhere in this Proxy Statement for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

AUDIT COMMITTEE
Members: Ellen B. Richstone, Chair Michael R. Bruynesteyn Paul J. Humphries Meetings in 2021: 9

Qualifications:

The Board has determined that each of Ms. Richstone and Mr. Bruynesteyn qualifies as an “audit committee financial expert” and that each member of the Audit Committee satisfies the “financial literacy” requirements of the NYSE listing standards. Ms. Richstone currently serves on the audit committee of three public companies in addition to our Audit Committee. Following discussion with Ms. Richstone, the Board determined that such simultaneous service does not impair Ms. Richstone’s ability to effectively serve as a member and Chair of our Audit Committee. The Board noted that Ms. Richstone’s experience serving on other public company audit committees has the potential to enhance her service on our Audit Committee.

Key Responsibilities:

The Audit Committee is responsible for:

●	Overseeing and monitoring the integrity of the financial statements and the other financial information that will be provided to stockholders and others
●	Reviewing the system of internal controls which management and the Board have established, including oversight of the Internal Audit function
●	Appointing, retaining and overseeing the performance of the independent registered public accounting firm
●	Overseeing Superior’s accounting and financial reporting processes and the audits of Superior’s financial statements
●	Pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm
●	Overseeing and monitoring treasury and tax matters
●	Overseeing enterprise risk management (including evaluation of supply chain risks)
●	Overseeing execution of the Company’s environmental, social, and governance (“ESG”) practices (including sustainability, privacy, and data security)
●	Overseeing employee reports made through the ethics line and other reporting channels
●	Overseeing compliance with legal, regulatory and public disclosure requirements
●	Conducting an annual self-evaluation of its performance

The report of the Audit Committee is on page 56 of this Proxy Statement.

20  |  Superior Industries International, Inc.

Board Structure and Committee Composition  •  Committees of the Board

Compensation and Benefits Committee
Members: Paul J. Humphries, Chair Raynard D. Benvenuti Richard J. Giromini Meetings in 2021: 8

Key Responsibilities:

The Compensation and Benefits Committee is responsible for:

●	Reviewing the performance and development of Superior’s management in achieving corporate goals and objectives
●	Assuring that Superior’s executive officers are compensated effectively in a manner consistent with Superior’s strategy, competitive practice, sound corporate governance principles and stockholder interests.
●	Reviewing and recommending to the Board the compensation of the Chief Executive Officer
●	Reporting annually to the Board on the Chief Executive Officer succession plan
●	Reviewing and approving the Company’s compensation to other officers and key employees based upon compensation and benefit proposals presented to the Compensation and Benefits Committee by the Chief Executive Officer and our Human Resources Department annually reviewing and approving the Company’s compensation strategy to ensure that it promotes stockholder interests, supports the Company’s strategic and tactical objectives, and provides appropriate rewards and incentives for management and employees through administration of the Company’s 2018 Equity Plan (as hereinafter defined), compensation agreements, perquisites, and benefits
●	Reviewing compensation-related risk management
●	Reviewing and recommending to the Board the compensation of non-employee directors, chairs, lead directors and Board committee members
●	Conducting an annual review of management development, retention programs, succession planning and diversity and inclusion efforts
●	Overseeing the Company’s policies on clawbacks, hedging and pledging of Company stock, and director and officer stock ownership requirements
●	Conducting an annual self-evaluation of its performance

For 2021, the Compensation and Benefits Committee performed these oversight responsibilities and duties by, among other things, directing a review of our compensation practices and policies generally, including conducting an evaluation of the design of our executive compensation program in light of our risk management policies and programs. Additional information regarding the Compensation and Benefits Committee’s risk management review appears in the “Compensation Philosophy and Objectives” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement.

In 2021, the Compensation and Benefits Committee engaged Willis Towers Watson to compile compensation surveys for review by the Compensation and Benefits Committee and to compare compensation paid to Superior’s directors with compensation paid to directors at companies included in the surveys.

For additional description of the Compensation and Benefits Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement.

2022 Proxy Statement  |  21

Board Structure and Committee Composition  •  Committees of the Board

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Richard Giromini, Chair Raynard D. Benvenuti Michael R. Bruynesteyn Ellen B. Richstone Meetings in 2021: 6

Key Responsibilities:

The Nominating and Corporate Governance Committee is responsible for:

●	Establishing criteria for Board membership based on skills, experience, and diversity
●	Assisting the Board in identifying qualified individuals to become directors
●	Recommending to the Board increases or decreases in the size of the Board, qualified director nominees for election at the stockholders’ annual meeting, and membership on the Board committees
●	Conducting an annual review of the Corporate Governance Guidelines and Code of Conduct and recommending any changes to the Board
●	Overseeing new director orientation and director continuing education programs
●	Maintaining an informed status and making recommendations to the Board, as appropriate, on best practices and regulatory developments in corporate governance
●	Conducting an annual self-evaluation of the Committee’s performance
●	Overseeing the annual self-evaluation by the Board

22  |  Superior Industries International, Inc.

Corporate Governance Principles and Board Matters  •  Corporate Governance Principles

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Superior is committed to implementing and maintaining sound corporate governance principles. Key information regarding Superior’s corporate governance initiatives can be found on our website, including Superior’s Corporate Governance

Guidelines, Superior’s Code of Conduct and the charter for each Committee of the Board. The corporate governance pages can be found by clicking on “Corporate Governance” in the “Investor Relations” section of our website at www.supind.com.

Corporate Governance Principles

Superior is committed to excellence in corporate governance and maintains clear policies and practices that promote good corporate governance, including:

•	Requirement that at least a majority of the Board be independent.

•	“Plurality-plus vote” policy in uncontested elections of directors with a director resignation policy.

•	Availability of proxy access.

•	Separation of the Board Chair and Chief Executive Officer roles.

•	Annual election of directors.

•	All members of the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee are independent.

•	Limit on the number of additional public directorships to three for non-employee directors and one for executive directors.
•	The independent members of the Board meet regularly without the presence of management.

•	Stock ownership and retention requirements for its non-employee directors and executive officers.

•	Clear and robust corporate governance guidelines that are reviewed annually by the Board.

•	Code of Conduct reviewed annually by the Board, monitored by management and affirmed annually by all employees and directors.

•	Conflict of interest policy requires all employees to report annually on any conflicts of interest they have or certify that they do not have any conflicts of interest.

•	Ethics line available for all employees to submit reports of activity they believe to violate the Company’s Code of Conduct or policies.

•	Anti-hedging and anti-pledging policies in place for officers and directors.

•	Stockholders have the right to call special meetings.

•	No poison pill.

Annual Board and Committee Self-Evaluations

Each year, the directors undertake a self-evaluation of the Board and each Committee on which they serve that elicits feedback on the performance and effectiveness of the Board and its Committees. As part of this self-evaluation, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each Committee is asked to consider its role and the responsibilities articulated in the Committee charter, the composition of the Committee and the Committee meetings. Each Committee and the full Board reviews such self-evaluations and considers areas that can benefit from change. These opportunities, as well as proposed action plans, are shared with the full Board and, if supported, the plan is implemented and re-assessed at the time of the next annual self-evaluation.

2022 Proxy Statement  |  23

Corporate Governance Principles and Board Matters  •  Succession Planning

Succession Planning

Our Board, in coordination with the Compensation and Benefits Committee, oversees and is actively engaged in Chief Executive Officer and senior management succession planning, which is reviewed at least annually. As part of its succession planning process, the Board reviews the senior management team’s experience, skills, competence, and potential to assess which executives have the ability to develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Directors personally assess candidates by engaging with potential successors at Board and Committee meetings, as well as less formal settings.

The Role of the Board in Risk Oversight

Superior’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its Committees, is responsible for the oversight of Superior’s risk management. Superior and the Board approach risk management by integrating and communicating strategic planning, operational decision-making and risk oversight. The Board commits extensive time and effort every year to discussing and agreeing upon Superior’s strategic plan, and it reconsiders key elements of the strategic plan as significant events and opportunities arise during the year. As part of the review of the strategic plan, as well as in evaluating events and opportunities that occur during the year, the Board and management focus on the primary success factors and risks for Superior. With such oversight of the Board, Superior has implemented practices and programs designed to help manage the risks to which Superior is exposed in its business and to align risk-taking appropriately with its efforts to increase stockholder value. Superior’s internal audit department provides both management and the Audit Committee, which oversees our financial and risk management policies, with ongoing assessments of Superior’s risk management processes and system of internal control and the specific risks facing Superior. While the Board has primary responsibility for oversight of the Company’s risk management, the Board’s standing Committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee identifies and requires reporting on the Company’s environmental, social and governance activities and areas perceived as potential risks to Superior’s business (including supply chain risks, privacy and data security). As provided in its Committee charter, the Audit Committee reports regularly to the Board. As part of the overall risk oversight framework, other Committees of the Board also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Compensation and Benefits Committee oversees compensation-related risk management, as discussed further under “Compensation and Benefits Committee” and in the “Compensation Philosophy and Objectives” portion of the “Narrative Disclosure Regarding Compensation” section of this proxy.

Each Committee reports regularly to the full Board on its activities. In addition, the Board participates in regular discussions among the Board and with Superior’s senior management of many core subjects, including strategy, finance, legal and public policy matters, in which risk oversight is an inherent element. The Board believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, working through its Committees, including the independent Audit Committee, to participate actively in the oversight of management’s actions.

Stockholder Communications with the Board

Stockholders and third parties may communicate with Superior’s Board, or any individual member or members of the Board, through Superior’s Corporate Secretary at Superior Industries International, Inc., 26600 Telegraph Rd., Southfield, MI 48033, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to Superior for forwarding to the Board or specified director or directors will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to directors any abusive, threatening or otherwise inappropriate materials.

24  |  Superior Industries International, Inc.

Corporate Governance Principles and Board Matters  •  Corporate Governance Guidelines

Corporate Governance Guidelines

The Board believes in sound corporate governance practices and has adopted formal Corporate Governance Guidelines to enhance its effectiveness. Our Board has adopted these Corporate Governance Guidelines to ensure that it has the necessary authority and practices in place to fulfill its role of management oversight and monitoring for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices our Board will follow with respect to, among other areas, director qualification and independence, Board and Committee meetings, involvement of and access to management, and Chief Executive Officer performance evaluation and succession planning. The Corporate Governance Guidelines can be found by clicking on “Corporate Governance” in the “Investor Relations” section of our website at www.supind.com.

Code of Conduct

Superior’s Code of Conduct outlines the Company’s key policies and standards of expected business conduct, consistent with legal and ethical practices, including expectations on maintaining a diverse and harassment-free workplace, health and safety, employee data privacy, conflicts of interest, anti-corruption, anti-bribery, trade compliance, supporting our communities, protecting the environment, and not making political contributions or utilizing Company funds, assets, or facilities for political activities. All Superior employees, including the Chief Executive

Officer, the Chief Financial Officer, the Chief Accounting Officer and the Board are required to comply with the Code of Conduct. The Nominating and Corporate Governance Committee reviews the Code of Conduct annually and recommends changes, as appropriate, to the Board. The Audit Committee oversees compliance with the Code of Conduct. Our Code of Conduct is included on our website, www.supind.com, under “Corporate Governance” in the “Investor Relations” tab.

Sustainability

Superior is committed to environmental sustainability, social responsibility, and good governance practices. This commitment enables us to serve the needs of our customers, employees, and communities, while building long-term value in the Company and addressing the interests of our investors. Superior’s commitment is reflected in our Company values of Integrity, Teamwork, Customer Focus, Continuous Improvement, and Diversity and Inclusion. We are committed to safety in our workplaces, integrity in the conduct of our business, sustainability in our operations and products, and supporting our people in the global communities in which we live and work. We also expect our suppliers of goods and services to share our commitment to social responsibility and ethical conduct.

The Board of Directors establishes the Company’s philosophy on environmental, social and governance (“ESG”) activities and execution of the Company’s ESG strategy is overseen by the Audit Committee. In addition to the Audit Committee, the other Board Committees also oversee discrete sustainability matters from a strategic and risk perspective. For example, the Compensation and Benefits Committee discusses people, diversity and inclusion and stewardship outreach to stockholders, and the Nominating and Corporate Governance Committee oversees the Company’s Code of Conduct, board governance and shareholder rights.

On a management level, ESG efforts are led by an Executive Steering Committee led by our CEO. These activities are carried out by resources in each of our plant facilities under the direction of our Global Director of Employee Health & Safety, Corporate Social Responsibility and Sustainability.

Superior is a signatory to the UN Global Compact, demonstrating our commitment to support human rights, labor standards, environmental protection and the fight against corruption. We published our first UN Global Compact Global Sustainability Report in 2021. In addition, Superior participates in CDP reporting for our global operations in the categories of climate change and water security.

2022 Proxy Statement  |  25

Corporate Governance Principles and Board Matters  •  Sustainability

Based on our first ever Materiality Assessment, Superior has developed a 4-pillar strategy for sustainability: People, Product, Planet and Process:

People: Foster healthy, safe and inclusive work environments and communities	Product: Design, develop and deliver sustainable products for a carbon neutral world

We believe the best way to deliver the highest quality products and services is to maintain a work environment that prioritizes safety and fosters collaboration, inclusion, tolerance and respect.

We are committed to employee engagement and development through our “Culture of Excellence”

●  We have achieved an industry leading Total Recordable Incident Rate (TRIR), as defined by OSHA, of 0.68, an improvement of 11% over 2020, compared to the U.S. manufacturing sector 2020 average of 3.1.

●  We implemented our first ever global culture and engagement survey, with a global participation rate of 89%.

●  We are signatories to CEO Action for Diversity and Inclusion, the largest CEO-driven business community to advance diversity and inclusion in the workplace.

From design through delivery, we are committed to exceeding customer expectations with high quality and sustainable products.

Our innovative products and technologies allow our OEM customers to offer lighter weight and lower carbon products for greater sustainability

●   We launched the R4TM Wheel initiative, developing low carbon and carbon neutral products.

●   We developed a light-weighting technology portfolio, including our patented AluliteTM technology to help make our customers’ cars more fuel efficient.

●   We reduced the carbon footprint of our purchased aluminum by 17% from 2020-2021, and our carbon footprint for purchased aluminum is now less than half the global average.

Planet: Minimize environmental impact	Process: Anchor our actions and governance with integrity

We are committed to sustainable products and operations and delivering on our commitments to reduce natural gas, electricity, water consumption, solid waste and air emissions at all of our facilities globally.

We are reducing emissions, saving energy, and conserving natural resources in our operations

●   We are targeting to achieve carbon neutrality by 2039.

●   All Superior manufacturing plants have implemented Environmental Management Systems that are ISO14001 certified.

●   We are targeting a 30% reduction in energy consumption by 2030.

Governance at Superior means doing the right thing in the right way. This means creating a culture of ethics and integrity in everything we do.

Ethics and compliance is always a top priority

●   We require 100% of employees to complete annual Code of Conduct training and we conduct Code of Conduct training for all new salaried hires.

We partner with our suppliers to ensure sustainability awareness throughout our supply chain

●   We seek opportunities to increase local sourcing of recyclable and sustainable materials.

●   Approved suppliers must have a Code of Conduct that is consistent with Superior’s Code of Conduct.

We pursue a target of zero incidents of compromised security systems, loss of data or breaches of privacy.

These four pillars guide how we will interact with our employees, our customers, our investors and our communities as we embark on the journey towards greater sustainability.

26  |  Superior Industries International, Inc.

Compensation of Directors  •  General

COMPENSATION OF DIRECTORS

General

Superior uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Superior does not provide any perquisites to its non-employee Board members. In setting the compensation of non-employee directors, Superior considers the significant amount of time that the Board members expend in fulfilling their duties to Superior as well as the experience level required to serve on the Board. The Board, through its Compensation and Benefits Committee, annually reviews the compensation arrangements and compensation policies for non-employee directors, non-employee chair, lead directors and Board Committee members. The Compensation and Benefits Committee reviewed market data compiled by Willis Towers Watson to assist in assessing total non-employee director compensation. Our Compensation and Benefits Committee is guided by three goals: (i) compensation should fairly pay directors for work required in a company of Superior’s size and scope; (ii) compensation should align directors’ interests with the long-term interests of Superior’s stockholders; and (iii) the structure of the compensation should be clearly disclosed to Superior’s stockholders.

Our directors (other than Mr. Langford, who does not receive compensation for his service on the Board) received the following annual compensation for service in 2021, which is paid in cash and time-based restricted stock units (“RSUs”) granted pursuant to the Superior Industries International, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Equity Plan”). The Chairman of the Board receives an annual retainer of $150,000 and all other Directors receive an annual cash retainer of $60,000. In 2021, non-employee directors received the following additional annual compensation for service as Committee members and Committee Chairs:

Committee	Additional Director Annual Compensation	Additional Chair Annual Compensation*
Audit	$12,000	$15,000
Compensation and Benefits	$8,000	$10,000
Nominating and Governance	$6,000	$10,000

*	Committee Chairs receive the Additional Chair Annual Compensation and do not receive the Additional Director Annual Compensation for the Committees they chair.

An annual grant of RSU’s is typically made on or near the day of each annual meeting of stockholders of the Company, which vests one year following the grant date. On May 25, 2021, non-employee directors, other than Mr. Langford, were granted 15,577 RSUs, which had a grant date fair value of $100,000. Cash compensation is paid monthly. Non-employee directors do not receive additional forms of remuneration, including perquisites or benefits, but are reimbursed for their expenses in attending meetings. No cash fees are payable for attendance at Board or Committee meetings.

As of December 31, 2021, each director has 15,577 unvested RSUs, with the exception of Mr. Langford, who does not have any RSUs. The Board has adopted an amended and restated stock ownership policy (the “Stock Ownership Policy”) for members of the Board. The Stock Ownership Policy requires each non-employee director to own shares of Superior’s common stock having a value equal to at least three times the non-employee director’s annual cash retainer, with a three-year period to attain that ownership level. For 2021, all non-employee directors were in compliance with the Stock Ownership Policy. Mr. Langford, who does not receive compensation from Superior for his service on the Board, is not subject to the Stock Ownership Policy.

2022 Proxy Statement  |  27

Compensation of Directors  •  2021 Total Compensation

2021 Total Compensation

The table below shows the cash and equity compensation paid to each non-employee director in 2021:

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Raynard D. Benvenuti	70,667	100,000	170,667
Michael R. Bruynesteyn	78,000	100,000	178,000
Richard J. Giromini	78,833	100,000	178,833
Paul J. Humphries	82,000	100,000	182,000
Ransom A. Langford(3)	—	—	—
James S. McElya(4)	31,667	—	31,667
Timothy C. McQuay	150,000	100,000	250,000
Ellen B. Richstone	81,000	100,000	181,000
Francisco S. Uranga(5)	30,833	—	30,833
(1)

For a description of the annual non-employee director retainer fees and retainer fees for chair positions and for service as Board Chair, see the disclosure above under “Compensation of Directors – General.”

(2)

Reflects the aggregate grant date fair value of RSUs granted to each non-employee director computed in accordance with FASB ASC 718 and based on the fair market value of Superior’s common stock on the date of grant. All such RSUs vest in full on the anniversary of the grant date. As of the last day in fiscal year 2021, each of our non-employee directors held 15,577 unvested RSUs, with the exception of Mr. Langford.

(3)	Mr. Langford does not receive compensation from the Company for his service on the Board or any committees of the Board.
(4)	Mr. McElya retired from the Company on May 25, 2021 and did not receive a stock award in 2021.
(5)	Mr. Uranga did not stand for re-election at last year’s annual meeting and did not receive a stock award in 2021.

28  |  Superior Industries International, Inc.

Proposal No. 2  •  Executive Compensation Program Best Practices

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Superior provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “Say-on-Pay” proposal). At Superior’s 2021 annual meeting of stockholders, approximately 74% of the votes cast on the Say-on-Pay proposal were voted in favor of the compensation of Superior’s named executive officers (“NEOs”). Our executive compensation program follows the best practices discussed beginning on page 40 in the “Narrative Disclosure Regarding Compensation,” some of which are summarized as follows:

Executive Compensation Program Best Practices

✓

Significant Variable Pay: Variable comprised approximately 66% of the target total direct compensation of our Chief Executive Officer and, on average, approximately 60% of the target total direct compensation for our other NEOs for fiscal year 2021, in accordance with our pay for performance philosophy.

✓

Alignment of Executive Pay with the Stockholder Experience: Our overall compensation design has a significant portion of executive pay in the form of equity, a large part of which is performance-related, so that our executives’ realized pay parallels the stockholder experience.

✓	Multiple Performance Measures: We use multiple performance measures that include short and long-term objectives to evaluate executive performance.

✓

Stock Ownership and Holding Requirements: We have stock ownership requirements for our directors and officers to ensure they are meaningfully invested in our stock and have personal financial interests strongly aligned with those of our stockholders. Until directors and officers are in compliance with such requirements, they generally must hold 100% of shares already owned by them and 100% of shares acquired by them, including net shares acquired upon vesting or exercise of equity awards.

✓	No Repricing: Our outstanding stock options cannot be repriced, reset or exchanged for cash without stockholder approval.

✓	Anti-Pledging: Superior’s insider trading policy expressly prohibits Section 16 persons and designated insiders from pledging Superior securities in margin accounts or as collateral for a loan.
✓	Double Trigger: We require a double trigger (change in control and termination of employment) for accelerated vesting of equity upon a change in control.

✓	No “Liberal” Change in Control Definition: Our equity plan and change in control plan require the consummation of a change in control transaction to trigger any change in control benefits thereunder.

✓	Clawback: Superior has a formal clawback policy that applies to all incentive-based cash and equity compensation awards granted to any current or former executive officer of the Company.

✓	No Gross-Ups: We do not provide excise tax gross-up payments to our executives.

✓

Anti-Hedging Policy: Superior’s insider trading policy expressly prohibits Section 16 persons and designated insiders from engaging in hedging activities involving Superior common stock, such as collars, forward sales, equity swaps or other similar arrangements.

✓	Performance-Based Metrics: Our incentive plans are performance-based and have appropriate caps on payouts.

✓

Compensation Programs Designed to Reduce Risk: We have designed our compensation programs so that they do not encourage unreasonable risk taking. We monitor this by performing an annual compensation risk assessment.

✓	Regular Engagement with Stockholders: We regularly engage with our stockholders to strengthen our understanding of stockholder concerns, especially as it relates to executive compensation matters.

2022 Proxy Statement  |  29

Proposal No. 2  •  Executive Compensation Program Best Practices

The Compensation and Benefits Committee will continue to consider the results of future Say-on-Pay votes when making future compensation decisions for Superior’s named executive officers.

Superior’s executive compensation philosophy and practices emphasize pay for performance, with two-thirds of annual equity grants being subject to attainment of performance goals. Superior’s executive officers are compensated in a manner consistent with Superior’s strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the “Narrative Disclosure Regarding

Compensation” and the compensation tables set forth on pages 53 and 54 of this Proxy Statement for additional details on Superior’s executive compensation program.

We are asking stockholders to vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of Superior’s named executive officers for the year ended December 31, 2021 as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Narrative Disclosure Regarding Compensation” and the compensation tables.

Vote Required

Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of the non-binding advisory resolution to approve executive compensation of the Company’s named executive officers for the year ended December 31, 2021.

30  |  Superior Industries International, Inc.

Proposal No. 3  •  General

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Superior is asking the stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as Superior’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Neither the Company’s Articles of Incorporation nor the Bylaws require that stockholders ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the

Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Superior’s and its stockholders’ best interests.

Deloitte has audited Superior’s consolidated financial statements annually since 2009. Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Superior by its independent registered public accounting firm, Deloitte & Touche LLP, for professional services rendered for the years ended December 31, 2021 and December 31, 2020:

Fee Category (in Thousands)	Fiscal 2021 Fees	Fiscal 2020 Fees
Audit Fees	$2,470	$2,510
Audit-Related Fees	125
Tax Compliance/Preparation Fees	541	770
All Other Fees	—	—
Total Fees	$3,136	$3,280

Audit Fees. Consist of fees billed for professional services rendered for the integrated audit of Superior’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for the statutory audits for certain subsidiaries.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Superior’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required to support the integrated audit of Superior’s consolidated financial statements and its internal controls over financial reporting and consultations concerning financial accounting and reporting standards.

Tax Compliance/Preparation Fees. Consist of fees billed for professional services for tax compliance and preparation as well as tax advice and tax planning. The services comprising tax compliance and preparation include the preparation of original and amended tax returns and refund claims and tax payment planning.

All Other Fees. Consist of fees for professional services other than the services reported above.

The Audit Committee determined that all non-audit services provided by Deloitte were compatible with maintaining such firm’s audit independence.

2022 Proxy Statement  |  31

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte to serve as Superior’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Proxies solicited by the Board will be voted for the proposal unless stockholders specify a contrary vote.

32  |  Superior Industries International, Inc.

Voting Securities and Principal Ownership  •  Beneficial Ownership Table

VOTING SECURITIES AND PRINCIPAL OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of Superior common stock as of March 4, 2022 for (i) the named executive officers (ii) each director and director nominee, (iii) all directors and executive officers as a group and (iv) all persons known to Superior to beneficially own 5% or more of Superior common stock.

Name and Address(1) of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Common Stock(1)(2)	Percentage of Total Voting Power(1)(2)

5% Beneficial Stockholders:

TPG GP A, LLC(3)	5,326,326	16.6%	16.6%

Mill Road Capital III, L.P.(4)	3,538,567	13.2%	11.0%

Directors

Timothy C. McQuay	71,827	*	*

Raynard Benvenuti	67,500	*	*

Michael R. Bruynesteyn	55,858	*	*

Richard J. Giromini	79,279	*	*

Paul Humphries	54,827	*	*

Ransom A. Langford(5)	—	*	*

Ellen B. Richstone	75,911	*	*

Named Executive Officers

Majdi B. Abulaban	1,014,417	3.8%	3.2%

Timothy Trenary	61,572	*	*

Parveen Kakar(6)	63,855	*	*

Superior’s Directors and Executive Officers as a Group (15 persons)(5)	1,743,944	6.5%	5.4%

*	Less than 1%.
(1)

All persons have the Company’s principal office as their address, except as otherwise indicated. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all shares of Superior’s common stock beneficially owned by them.

(2)

The percentage ownership of common stock is based on 26,853,292 shares of common stock outstanding as of March 4, 2022. The percentage of total voting power is based on 32,179,618 total votes represented by 26,853,292 shares of common stock outstanding and 5,326,326 shares of common stock underlying 150,000 shares of Series A Preferred Stock as of March 4, 2022. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For the purpose of computing the number of shares beneficially owned, percentage ownership of common stock and voting power, derivative securities that are convertible into common stock are deemed to be outstanding and beneficially owned by the person holding such derivative securities, but are not deemed to be outstanding for the purpose of computing beneficial ownership of any other person.

(3)

Represents shares of common stock underlying the 150,000 shares of Series A Preferred Stock held by TPG GP A, LLC (“TPG GP A”), which were convertible into common stock as of March 4, 2022. The information with respect to the holdings of TPG GP A is based solely on Amendment No. 2 to the Schedule 13D filed January 18, 2022 by TPG GP A, David Bonderman (“Bonderman”), James G. Coulter (“Coulter”) and Jon Winkelried (“Winkelried”). TPG GP A is the managing member of TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a

Delaware limited partnership, which holds 100% of the shares of Class B common stock which represents a

2022 Proxy Statement  |  33

Voting Securities and Principal Ownership  •  Beneficial Ownership Table

majority of the combined voting power of the common stock of TPG Inc., a Delaware corporation (“TPG”), which is the controlling stockholder of TPG GPCo, Inc., a Delaware corporation, which is the managing member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group I, L.P., a Delaware limited partnership, which is the sole member of TPG Growth GenPar III Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Growth GenPar III, L.P., a Delaware limited partnership, which is the general partner of TPG Growth III Sidewall, L.P., a Delaware limited partnership (“TPG Growth Sidewall”), which directly holds 150,000 shares of Series A Preferred Stock. Bonderman is Non-Executive Chairman and Director of TPG and officer, director and/or manager of other affiliated entities. Coulter is Executive Chairman and Director of TPG and officer, director and/or manager of other affiliated entities. Winkelried is Chief Executive Officer and Director of TPG and officer, director and/or manager of other affiliated entities. TPG GP A, Bonderman, Coulter and Winkelried each have shared power to dispose of 5,326,326 shares and shared power to vote 5,326,326 shares. TPG GP A’s address is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(4)

The information with respect to the holdings of Mill Road Capital III, L.P. (“Mill Road LP”) is based solely on Amendment No. 8 to the Schedule 13D filed February 7, 2022 by Mill Road LP, Mill Road Capital III GP LLC (“Mill Road GP”) and Thomas E. Lynch (”Lynch”) which disclosed that each of Mill Road LP and Mill Road GP has sole power to dispose of 3,538,567 shares and sole power to vote 3,538,567 shares and that Lynch has shared power to dispose of 3,538,567 shares and shared power to vote 3,538,567 shares. The address for these holders is c/o Mill Road Capital III L.P., 382 Greenwich Avenue, Suite One, Greenwich CT 06830.

(5)

Does not include shares of common stock underlying the Series A Preferred Stock held by TPG GP A as described in footnote 3 above. Mr. Langford is a partner of TPG, an affiliate of TPG GP A. Mr. Langford disclaims beneficial ownership of the shares of common stock beneficially owned by TPG GP A.

(6)

Includes stock options in the amount of 9,000 for Mr. Kakar that are currently or will become exercisable within 60 days of March 4, 2022. The total amount of shares beneficially owned by the Company’s directors and executive officers as a group includes 9,000 total stock options that are currently or will become exercisable within 60 days of March 4, 2022.

34  |  Superior Industries International, Inc.

Certain Relationships and Related Transactions  •  Review, Approval or Ratification of Transactions with Related Persons

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

As provided in its Committee charter, the Audit Committee is primarily responsible for the review, approval and ratification of related party transactions. As mandated by the Company’s Related Party Transactions Policy, Superior’s management is required to refer all related party transactions to the Audit Committee, including relationships and dollar values, for review and approval or ratification. Additionally, the Nominating and Corporate Governance Committee annually reviews any related party transactions involving a director when determining director independence.

The Related Party Transaction Policy defines “Related Party Transactions” as transactions between Superior and related parties in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest and any material amendment or modification to an existing Related Party Transaction regardless of whether such transaction has previously been approved in accordance with the policy. A “Related Party” is a director, executive officer, nominee for director or a person known to Superior to beneficially own 5% or more of Superior common stock, in each case since the beginning of the last fiscal year, and their immediate family members.

No Related Party Transactions were identified in 2021.

Hedging Policy

Superior’s insider trading policy expressly prohibits Section 16 persons and designated insiders from engaging in hedging activities involving Superior common stock, such as collars, forward sales, equity swaps exchange funds or other similar arrangements. Superior’s employees who are not Section 16 persons or designated insiders are not restricted from entering into such arrangements.

2022 Proxy Statement  |  35

Executive Compensation and Related Information  •  Narrative Disclosure Regarding Compensation

EXECUTIVE COMPENSATION AND RELATED INFORMATION

NARRATIVE DISCLOSURE REGARDING COMPENSATION

Introduction and Executive Summary

This Narrative Disclosure on Compensation provides an overview of Superior’s executive compensation structure, including the key elements of our compensation programs applicable to our NEOs in 2021.

Our NEOs for 2021 are as follows:

Name	Title	With Superior Since
Majdi Abulaban	President, Chief Executive Officer and Director	May 2019
Timothy Trenary	Executive Vice-President and Chief Financial Officer	September 2020
Parveen Kakar	Senior Vice President, Product Development, Sales & Marketing	June 1989

We seek to align our executive pay program with long term stockholder value creation. A significant portion of executive pay is performance-based and subject to rigorous performance targets that we believe are important to our stockholders. Highlights of our 2021 executive compensation program include the following:

•	Individual Performance Component of Annual Incentive. Our AIPP plays an important role in our approach to total compensation. We believe it motivates participants to focus on improving our performance on key financial measures during the year because it requires that we achieve defined, objectively determinable goals before participants become eligible for an incentive payout.
•	2021 AIPP Payouts. The Company achieved Adjusted EBITDA of $167 million in 2021 as compared to a target of $170 million Adjusted EBITDA, resulting in the funding of the 2021 AIPP bonus pool for our NEOs at 96.1% of target.

•	Long-Term Incentive Plan (“LTIP”) Performance Measures. In 2021, two-thirds of the LTIP awards we granted were PRSUs that can be earned based on our achievement of the following two performance measures as calculated over a three-year period:

LTIP Net Debt 50% weighting	Relative Total Stockholder Return (“Relative TSR”) 50% weighting

As discussed in the “Long-Term Equity Incentive Compensation” section of this Proxy Statement, these performance targets were developed after a rigorous bottom-up financial analysis of our business.

For 2019-2021, our Relative TSR was 77%. Our relative TSR for 2019-2021 was 77%, which was at the 39th percentile of our TSR comparator group, despite significant volume reductions and unstable OEM customer demand in both Europe and North America.

Our executives earned below target long-term payouts and below target short-term payouts. The 2019-2021 performance measures for Cumulative EPS, Average ROIC and Relative TSR resulted in our executives earning 90% of their target performance share grant.

Accounting guidelines impact the compensation reported in our 2021 Summary Compensation Table. As described on pages 48-49 of our 2021 Proxy Statement, in March 2021, in response to the COVID-19 pandemic, the Compensation and Benefits Committee modified the performance calculation for the PRSUs that payout based on the Company’s

36  |  Superior Industries International, Inc.

Executive Compensation and Related Information  •  Narrative Disclosure Regarding Compensation

performance in 2019 – 2021 (the “2019 PRSUs”) and 2020 – 2022 (the “2020 PRSUs”) by substituting the Company’s actual 2020 second quarter performance with budgeted 2020 second quarter performance. The modification was limited to just one of twelve performance quarters for each award, with actual performance driving results for the remaining performance period. We believe stockholders supported these actions with a 74% vote in favor of Executive Compensation at the 2021 Annual Meeting. SEC disclosure rules require that we modify the stock awards column of the 2021 Summary Compensation Table based on accounting standards to include the incremental fair value of the 2019 PRSUs and the 2020 PRSUs. This requirement to report based on accounting standards results in the Summary Compensation Table appearing essentially as if new awards had been granted in 2021. In fact, however, no incremental awards or shares were granted to our NEOs in 2021 beyond the annual 2021 LTIP Awards. For additional information regarding the impact of these modifications on the Summary Compensation Table, see “Supplemental Compensation Information and Reconciliation.”

2021 Company Financial and Business Performance Highlights

The COVID-19 pandemic continued to have a significant impact on the economy, the automotive industry and therefore Superior. Despite high retail vehicle demand, supply chain disruptions, especially the global shortage in semiconductors, resulted in lower North American and European 2021 light vehicle production compared to 2020, the year the automotive industry ceased production for approximately two months due to the COVID-19 pandemic, and materially lower light vehicle production than prior to the pandemic. Our Company’s actions throughout 2021 preserved Superior’s financial health in an environment every bit as challenging as 2020.

Management believes that the 12 months ended June 2021, which began after the most severe impacts from the pandemic-induced industry shutdowns and ended prior to the severe manifestation of the semiconductor shortage, is representative of a period of relative normalcy and therefore a fair demonstration of the current financial capability of our Company. During this period, we achieved Adjusted EBITDA(1) of $193 million, 24.2% of Value Added Sales(1).

Key Metric ($ in Millions except per wheel data, Units in Thousands)	FY 2021	H2 2020 H1 2021	FY 2020
Units Shipped	16,123	17,512	15,194
Net Sales	$1,385	$1,361	$1,101
Value-Added Sales(1)	$754	$797	$648
Adjusted EBITDA(1)	$167	$193	$129
Adjusted EBITDA(1) % of Value-Added Sales(1)	22.1%	24.2%	20.0%

(1)

Value-Added Sales, Adjusted EBITDA, Content per Wheel, and Free Cash Flow are non-GAAP financial measures. See Appendix A to this Proxy Statement for a reconciliation to the most comparable GAAP measures.

2021 Stockholder Engagement and the Role of Say on Pay

Superior is committed to proactive engagement, communication, and transparency with stockholders. At our 2021 annual meeting, we received support from approximately 74% of votes cast for our NEO compensation through the Say on Pay vote, following specific actions we took to motivate and retain our executive team during the COVID-19 pandemic. Although we are pleased to have received this support, we continue to strive for higher approval for our compensation programs. In an effort to explain our specific actions, reinforce our overall compensation philosophy, and listen to our stockholders’ feedback, our Board Chairman, Mr. McQuay, and Compensation and Benefits Committee Chairman, Mr. Humphries, led a stockholder outreach initiative in 2021 to better understand issues and concerns related to our executive compensation practices and the specific actions taken to motivate and retain our executive team.

2022 Proxy Statement  |  37

Executive Compensation and Related Information  •  Narrative Disclosure Regarding Compensation

During the stockholder outreach, Superior contacted our top 25 institutional stockholders owning approximately 49% of the institutionally held shares of our common stock. As part of this outreach, certain members of management, together with Mr. McQuay, Mr. Humphries, who participated in the majority of these meetings, engaged with our largest stockholders representing approximately 20% of our common stock. We provided an open forum for each stockholder to discuss and comment on any aspect of our executive compensation programs and the specific actions taken during the COVID-19 pandemic to retain the viability and retentive value of these programs. After this engagement with stockholders, we agreed to maintain open dialogue with them regarding ongoing feedback they may have regarding executive compensation, governance, sustainability and other important topics.

The table below is a summary of the feedback we received from our 2021 stockholder outreach on our executive compensation and governance strategy.

Topic	Stockholder Feedback	Superior Response
Time-Based Retention Awards	Stockholders expressed interest in understanding the Board’s objective and methodology for granting time-based retention awards, in terms of duration, amount and cash versus equity.	Superior discussed in detail the need for the Company to retain its CEO and other NEOs during the pandemic when all other compensation programs had lost retentive value. Superior discussed how the Board had acted in the interest of stockholders as the economic threat to the Company at the time, combined with previous significant executive turnover, necessitated action by the Board to retain the CEO and stabilize the management team. Superior explained the awards had been made in cash as there were insufficient shares available for grant under the 2018 Equity Plan, an amendment for which was also on the ballot for stockholder approval. Superior further explained that Superior does not expect to make similar time-based cash retention awards to our NEOs in the future.
Use of Equity for the Long Term Incentive Plan and Retention Awards	Stockholders expressed a preference for stock-based compensation for long term incentives and retention awards.	Superior discussed that the Board had a separate proposal on the 2021 Annual Meeting of Stockholders ballot for stockholder approval of an amendment to the 2018 Equity Plan to increase the number of shares available for grant under the 2018 Equity Plan. The amendment was supported by 95% of stockholders, which allows for future NEO equity grants.

38  |  Superior Industries International, Inc.

Executive Compensation and Related Information  •  Narrative Disclosure Regarding Compensation

Topic	Stockholder Feedback	Committee Response
Performance Adjustment for 2019-2021 and 2020-2022 PRSU awards	Stockholders expressed interest in understanding the adjustment approved by the Compensation and Benefits Committee to substitute “budget” rather than actual results for the second quarter of 2020 as a result of vehicle production largely ceasing in Europe and North America during that quarter as a result of the COVID-19 pandemic.	Superior discussed that the adjustment was a one-time event due to the extraordinary circumstances and made for only one quarter out of 12 total quarters to ensure the grants continued to have retentive value and continued to align management rewards interests with stockholders. Superior shared that the Compensation and Benefits Committee would continue to monitor and would consider whether to apply negative discretion in the context of the Company’s overall performance. Stockholders asked clarifying questions to ensure clear understanding and agreed the actions taken by the Compensation and Benefits Committee were reasonable. With this adjustment, and performance for the remaining 11 out of 12 quarters, the 2019-2021 PRSU’s have performed below target and have achieved 90%. Superior also explained that the Compensation and Benefits Committee does not expect to make a similar one-time performance measure adjustment going forward.
ESG & Sustainability	Some stockholders expressed an interest in the Company’s ESG strategy and were interested to see more disclosures in the future.	Superior shared with stockholders actions being taken to increase ESG and Sustainability efforts, including the appointment of a Global Sustainability Director, the establishment of an executive steering team to oversee the implementation of ESG, and formal reporting to the Audit Committee of the Board of Directors going forward. Superior further stated its intent to conduct its first ever Materiality Assessment which would form the basis of its first ever Sustainability Report, and that stockholders would be invited to participate in the assessment, which was subsequently completed in the fourth quarter of 2021.

2022 Proxy Statement  |  39

Executive Compensation and Related Information  •  Narrative Disclosure Regarding Compensation

Management and the Compensation and Benefits Committee reviewed the specific feedback from stockholders in addition to the final 2021 Say on Pay vote results and believe there is continuing strong support for the overall design of the Company’s executive compensation programs and pay-for-performance philosophy. The final 2021 Say on Pay vote results resonated with management and the Compensation and Benefits Committee. The Compensation and Benefits Committee does not expect that there will be a similar one-time adjustment to score a portion of a performance period at budget rather than based on actual results or time-based cash retention awards for our NEOs going forward. Importantly, the Compensation and Benefits Committee will continue to monitor the performance of these grants and will consider applying negative discretion based on the overall context of Company performance. Based on Superior’s stockholder engagement efforts in 2021, the Company believes it has effectively listened to its stockholders, understands their viewpoints, and is committed to courses of action that will drive long-term stockholder value. It is important to note, the actions taken were successful in their objective to stabilize the management team and resulted in successfully navigating the Company through a period of unprecedented disruption. Therefore, the Compensation and Benefits Committee retained the overall structure of our compensation program in 2021, adhering strictly to our pay-for-performance philosophy. This will continue to evolve based on stockholder feedback through continuous engagement.

Compensation Governance and Alignment with Stockholders

Superior’s executive compensation program is designed to attract, retain, and motivate the leaders who drive successful results through execution of our business strategies. It seeks to balance achievement of targeted near-term results with long-term stockholder value through sustained execution. The Compensation and Benefits Committee continued to monitor and review the compensation program against our financial performance and continues to monitor the market to ensure competitive and performance driven plans.

Our programs continue to have many features that our stockholders widely consider best practices and that we view as consistent with our compensation and governance philosophy, including:

•	Significant Variable Pay: Variable compensation comprised approximately 66% of the target total direct compensation of our Chief Executive Officer and, on average, approximately 60% of the target total direct compensation for our other NEOs for fiscal year 2021, in accordance with our pay for performance philosophy.

•	Alignment of Executive Pay with the Stockholder Experience: Our overall compensation design has a significant portion of executive pay in the form of equity, a large part of which is performance-related, so that our executives’ realized pay parallels the stockholder experience.

•	Multiple Performance Measures: We use multiple performance measures that include short and long-term objectives to evaluate executive performance.

•	Stock Ownership and Holding Requirements: We have stock ownership requirements for our directors and officers to ensure they are meaningfully invested in our stock and have personal financial interests strongly aligned with those of our stockholders. Until directors and officers are in compliance with such requirements, they generally must hold 100% of shares already owned by them and 100% of shares acquired by them, including net shares acquired upon vesting or exercise of equity awards.

•	No Repricing: Our outstanding stock options cannot be repriced, reset or exchanged for cash without stockholder approval.

•	Anti-Pledging: Superior’s insider trading policy expressly prohibits Section 16 persons and designated insiders from pledging Superior securities in margin accounts or as collateral for a loan.

•	Double Trigger: We require a double trigger (change in control and termination of employment) for accelerated vesting of equity upon a change in control.

•	No “Liberal” Change in Control Definition: Our equity plan and change in control plan require the consummation of a change in control transaction to trigger any change in control benefits thereunder.

•	Clawback: Superior has a formal clawback policy that applies to all incentive-based cash and equity compensation awards granted to any current or former executive officer of the Company.

•	No Gross-Ups: We do not provide excise tax gross-up payments to our executives.

•	Anti-Hedging Policy: Superior’s insider trading policy expressly prohibits Section 16 persons and designated insiders from engaging in hedging activities involving Superior common stock, such as collars, forward sales, equity swaps or other similar arrangements.

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Executive Compensation and Related Information  •  Narrative Disclosure Regarding Compensation

•	Performance-Based Metrics: Our incentive plans are performance-based and have appropriate caps on payouts.

•	Compensation Programs Designed to Reduce Risk: We have designed our compensation programs so that they do not encourage unreasonable risk taking. We monitor this by performing an annual compensation risk assessment.

•	Regular Engagement with Stockholders: We regularly engage with our stockholders to strengthen our understanding of stockholder concerns, especially as it relates to executive compensation matters.

2021 Compensation Program Overview

Compensation Philosophy and Objectives

Superior’s overall executive compensation program is based on rigorous, pre-established annual and long-term performance goals, accompanied by appropriate risk mitigation policies, which have continued to receive stockholder support. Our Compensation and Benefits Committee considered the results of our 2020 stockholder advisory approval of NEO compensation as one of many factors in connection with the discharge of its responsibilities. We believe that we have updated our compensation practices in a manner appropriate for a company of our size and stage of growth. We intend to continue engaging with our stockholders and reviewing our compensation and governance practices in the future.

The Compensation and Benefits Committee believes that Superior’s NEOs should be paid in a manner that attracts, motivates and retains the best-available talent and rewards them for driving successful results. This philosophy is achieved through the base salary, AIPP and LTIP being targeted at the 50th percentile of the benchmark for each position, with adjustments made to reflect the relative skills, experience and past performance of the NEOs, their respective roles and responsibilities within the organization, and judgments about the extent to which the NEOs can impact the company-wide performance and creation of stockholder value. Within this overall philosophy, our compensation programs are designed to:

•	Link executive compensation to Company performance

•	Align the financial interests of executive officers with those of stockholders by providing appropriate long-term, equity-based incentives and retention awards

•	Attract, retain and motivate a highly qualified executive leadership team

•	Focus our leadership team on increasing profitability and stockholder value

•	Motivate our leadership team to execute our long-term growth strategy while delivering consistently strong financial results

•	Emphasize a pay-for-performance culture by linking incentive compensation to short- and long-term performance goals

•	Offer a total compensation program that is flexible to adapt to evolving regulatory requirements and changing economic and social conditions

•	Consider the compensation practices of our peer companies identified based on an objective set of criteria

To help achieve these goals, we believe compensation for executive officers should include the following components:

•	Base salary

•	Annual performance-based cash incentives

•	Long-term performance-based and time-based equity incentives

•	Severance and change-of-control termination benefits

•	Competitive health and welfare benefits

Compensation Risk Oversight

The Compensation and Benefits Committee’s annual review and approval of our compensation philosophy and strategy includes the review of compensation-related risk management. The Compensation and Benefits Committee believes that the following risk oversight and compensation design features described in greater detail elsewhere herein safeguard against excessive risk taking:

•	Prohibitions on Section 16 persons and designated insiders engaging in any speculative transactions in Superior’s common stock, like hedging, and prohibitions on Section 16 persons and designated insiders pledging Superior securities in margin accounts or as collateral for a loan;

•	Executive bonus payouts are based on financial performance metrics that drive stockholder value;

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Executive Compensation and Related Information  •  Narrative Disclosure Regarding Compensation

•	Equity awards for executive officers are also based on financial metrics that drive stockholder value and all equity awards have vesting requirements that align employees’ interests with stockholders’ interests; and

•	We maintain stock ownership guidelines as well as clawback provisions that further align executive and stockholder interests, mitigate risk and promote oversight.

Methodology for Establishing Compensation

In designing and administering the NEO compensation programs, the Compensation and Benefits Committee attempts to strike a balance among the above elements, which are discussed in more detail below. The Compensation and Benefits Committee considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels, as well as Superior’s own specific short and long-term strategic objectives. The following section describes the various methods the Compensation and Benefits Committee uses in its design, administration and oversight of the compensation programs for the NEOs. The Compensation and Benefits Committee has direct responsibility for making recommendations to the independent members of the Board regarding the approval, amendment or termination of Superior’s executive compensation plans and programs, the annual compensation of our President and CEO, and the compensation for other executive officers.

The Compensation and Benefits Committee is composed of three directors. Each member of the Committee is independent, as determined by the Board and based on the New York Stock Exchange listing standards. Their independence from management allows the Compensation and Benefits Committee members to apply independent judgment when designing and overseeing our compensation program and in making pay decisions. The Compensation and Benefits Committee relies upon an independent executive compensation consultant to provide advice and ongoing recommendations regarding executive compensation programs and principles that are consistent with our business goals and pay philosophy. The Compensation and Benefits Committee has the final authority to hire and terminate any consultant, as well as the responsibility to consider the independence of the consultant.

Setting Executive Pay (Benchmarking)

The Compensation and Benefits Committee is responsible for recommending to the Board the annual compensation of our CEO. For the remaining NEOs and other executives, our CEO recommends compensation levels and specific components of compensation. The Compensation and Benefits Committee reviews these recommendations and adjusts them as it deems appropriate before approving or recommending any changes to either the CEO or Board. Our human resources team supports the Compensation and Benefits Committee in its work. In evaluating and determining target compensation levels for our NEOs, the Compensation and Benefits Committee relies on data received from its independent compensation consultant and the Chief Human Resources Officer. The Compensation and Benefits Committee typically reviews broad-based third-party compensation surveys covering a wide array of public companies, some larger and some smaller than we are, to obtain a general understanding of current compensation practices. These compensation surveys provide valuable data for subjective review and confirmation of the equanimity of the salaries paid to the NEOs. The data also gives the Compensation and Benefits Committee information concerning market pay practices regarding the pay mix among base salary, annual bonus and long-term incentives of companies in the industry that compete with us for executive talent. The Compensation and Benefits Committee targets the compensation components at the 50th percentile range of the market data while taking into consideration the experience level and performance of each named executive officer. In addition, target compensation for specific executives can be above or below the market median based on the individual’s importance to the organization, the difficulty and cost of replacement, the expected future contribution to the organization, tenure at current position, and skill set relative to the external marketplace.

Since 2016, Willis Towers Watson has been engaged by the Compensation and Benefits Committee to assist it in evaluating the competitiveness of our executive compensation program. Willis Towers Watson performs an analysis using a comparable industry group with a revenue range around $1.4 billion. In July 2021, the Compensation and Benefits Committee relied upon the studies conducted by Willis Towers Watson to assess the selected peer group and competitive pay analysis for our NEOs. In 2021, Cooper Tire was removed from the peer group

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Executive Compensation and Related Information  •  Narrative Disclosure Regarding Compensation

because it was acquired by Goodyear Tire & Rubber. Shiloh Industries was removed because it is no longer a publicly traded company. The Compensation and Benefits Committee decided to add Circor International (NYSE: CIR) and EnPro Industries (NYSE: NPO) to the benchmark peer group as replacements.

Company Name
CIRCOR International, Inc.
Cooper-Standard Holdings Inc.
Enerpac Tool Group Corp.
EnPro Industries, Inc.
Gentex Corporation
Gentherm, Inc.
Horizon Global Corporation
LCI Industries, Inc. (f/k/a Drew Industries, Inc.)
Modine Manufacturing Corp.
Park-Ohio Holdings Corp.
SPX FLOW, Inc.
Standard Motor Products, Inc.
Stoneridge Inc.
The Timken Company
Visteon Corporation

2021 Target Annual Total Direct Compensation Mix

Base salary and annual and long-term incentive award opportunities (as more fully described below) are the core elements of our NEOs’ total direct compensation. A majority of each NEO’s total direct compensation opportunity is comprised of performance-based and at-risk pay, in line with the Compensation and Benefits Committee’s compensation philosophy. Our annual incentive awards and the performance-based component of our long-term incentive awards are considered performance-based pay, as the payout of these awards is dependent on the achievement of specific performance goals. The time-based portion of our RSU awards is retentive while also aligning with Company performance, as the final value realized is based on the Company’s share price.

2021 Executive Compensation Components

Introduction – Elements of Pay

The following is a summary of the 2021 direct core compensation elements (base salary, annual incentive and long-term incentives) of our executive compensation program.

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range
Base Salary	Provide a competitive rate of pay to attract, motivate and retain executive officers of the Company	Individual performance, experience, time in position and critical skills	Fixed	Cash	n/a
AIPP	Align a portion of annual pay to a key element of performance for the year	AIPP Adjusted EBITDA	Variable	Cash	0-250% of target for our President and CEO and 0-200% of target for our other NEOs
Performance- Based RSUs	Align executive pay with long-term stockholder interests through equity-based compensation tied to key performance metrics of the Company	LTIP Net Debt (50%)(1) Relative TSR (50%)(1)	Variable	Equity	0-200% of target number of shares; PRSU value fluctuates with stock price movement and performance against goals.

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Executive Compensation and Related Information  •  2021 Executive Compensation Components

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range
Time-Based RSUs	Directly align executive pay with long-term stockholder interests through equity-based compensation	Stock price alignment (3 yr. ratable vesting)	Variable	Equity	Value fluctuates with stock price movement

(1)	See “Long-Term Equity Incentive Compensation” for a description of how LTIP Net Debt and Relative TSR are calculated.

In addition, our NEOs were provided retirement benefits and certain other benefits. Narrative descriptions of the individual elements of compensation are set forth below. The Compensation and Benefits Committee considers market pay practices and whether the total compensation package is fair, reasonable and in accordance with the interests of our stockholders.

Base Salary

Base salary provides a fixed element of compensation that competitively rewards the executive’s skills, experience and contributions to Superior.

For NEOs other than the CEO, base salary adjustments are based on recommendations of the CEO to the Compensation and Benefits Committee, taking into account the executive’s performance, scope of work, competitive benchmarks and Company performance. In setting 2021 salaries, our CEO and the Compensation and Benefits Committee reviewed the analysis and findings of our independent compensation consultant. Base salaries for NEOs other than the CEO are generally adjusted when deemed necessary to meet market competition or when appropriate to recognize performance and increased responsibilities. For 2021, certain of our NEOs received merit increases as shown in the following table:

Officer Name	Date	Reason	Increase	Salary
Majdi Abulaban(1)	5/1/2021	Merit	6.25%	$850,000
Timothy Trenary(2)	5/1/2021	Merit	3.16%	$490,000
Parveen Kakar	N/A	N/A	0.00%	$432,600

(1)

Mr. Abulaban decided to forego his 2020 salary increase due to the COVID-19 pandemic. His merit increase reflects his leadership of the Company through the COVID-19 pandemic and continuing challenges in 2021.

(2)

Mr. Trenary joined the Company effective September 8, 2020. Mr. Trenary’s merit increase reflects his quick and effective onboarding into the Company, successfully extending the Company’s revolving credit facilities and overall financial stewardship of the Company.

Annual Incentive Compensation and Bonuses

We use annual incentive awards to motivate our CEO and other NEOs to achieve annual business results and create value for our stockholders. Annual incentive awards granted pursuant to the AIPP are expressed as a percentage of base salary and are designed to recognize and reward targeted financial performance. Attainment of the financial target may be adjusted based on an individual performance modifier that considers the individual’s performance rating under the Annual Performance Management Program, annual objectives and accomplishments. The Compensation and Benefits Committee believes that this design, combining an objective measurable financial goal with adjustments for individual performance, reinforces a Company culture that recognizes both team achievement and individual contributions.

The Compensation and Benefits Committee selected AIPP Adjusted EBITDA for 2021 as the financial performance component because it is an objective measure of core Company performance, without considering matters such as interest income or expense, taxes, depreciation, amortization and M&A activity costs, which generally do not impact operational efficiencies. The AIPP Adjusted EBITDA target for the AIPP was adopted after we conducted a rigorous bottom-up full range comprehensive business and financial planning analysis. The 2021 AIPP Adjusted EBITDA target of $170M compared to the 2020 AIPP Adjusted EBITDA target of $182M (which was established prior to the COVID-19 pandemic) reflects continued reduced production volumes in the auto industry below pre-pandemic levels due to COVID-19 and other supply chain shortages affecting OEM production, such as

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Executive Compensation and Related Information  •  2021 Executive Compensation Components

semiconductor chips. As a result, the Compensation and Benefits Committee approved a performance goal level that is designed to be achieved if we meet our business plan.

Under the AIPP for 2021, the target bonus percentages for the NEOs, with the exception of the CEO, ranged from 55% to 70% of base salary. For these NEOs, the Compensation and Benefits Committee can exercise its business judgment to increase or decrease the fixed portion of the non-equity incentive bonus a NEO otherwise earned within a range of 0% to 200% depending on the annual performance rating and pre-specified individual performance goals. The target bonus percentage for our CEO was 125% of base salary. Rather than an individual performance multiplier, our CEO has additional opportunity for increased incentive pay based on the Company’s achievement of financial performance in excess of the financial performance target.

The following table illustrates the payout opportunities under the AIPP Adjusted EBITDA and individual performance components of the AIPP for 2021.

2021 AIPP Adjusted EBITDA Target($)	% of AIPP Adjusted EBITDA Target	NEOs* Incentive as % of Target	NEOs* Individual Performance Multiplier	CEO* Incentive as % of Target
<144,500,000	<85.0%	0.0%	n/a	0.0%
144,500,000	85.0%	70.0%	0-200%	70.0%
153,000,000	90.0%	80.0%	0-200%	80.0%
161,500,000	95.0%	90.0%	0-200%	90.0%
167,100,000**	98.2%	96.1%	0-200%	96.1%
170,000,000	100.0%	100.0%	0-200%	100.0%
178,500,000	105.0%	120.0%	0-200%	130.0%
187,000,000	110.0%	140.0%	0-200%	160.0%
195,500,000	115.0%	160.0%	0-200%	190.0%
204,000,000	120.0%	180.0%	0-200%	220.0%
212,500,000	125.0%	200.0%	0-200%	250.0%
>212,500,000	>125%	200.0%	0-200%	250.0%

*

The individual performance multiplier is applicable to all NEOs, with the exception of the CEO, and allows for enhancement of an award up to 200% of the bonus target. Our CEO is not eligible for the individual multiplier, but he has an additional opportunity for increased incentive pay based on the Company’s achievement of financial performance in excess of the financial performance target.

**	2021 actual attainment.

In 2021, the Company achieved AIPP Adjusted EBITDA of approximately $167 million as compared to an AIPP Adjusted EBITDA target of $170 million. As a result, the 2021 AIPP bonus pool was funded at 96% of the target bonus pool amount. The following table shows the target award, AIPP Adjusted EBITDA performance multiplier, individual performance multiplier (if applicable), and amounts paid to the NEOs under the AIPP for 2021.

Name	AIPP Target (% of Base Salary)	Target Award	AIPP Adjusted EBITDA Performance Multiplier	Payout at 96.1%	Individual Performance Multiplier	Total Amount Earned
M. Abulaban	125%	$1,041,952	96.1%	$1,001,318	n/a (1)	$1,001,318
T. Trenary(2)	70%	$339,548	96.1%	$326,306	100.00%	$326,306
P. Kakar(3)	55%	$237,930	96.1%	$228,651	100.00%	$228,651

(1)	As the Company’s CEO, Mr. Abulaban Is not eligible for the individual performance multiplier.
(2)	Mr. Trenary achieved his performance objectives by providing exceptional financial stewardship and leading the extension of the Company revolving credit facilities during the COVID-19 pandemic.
(3)	Mr. Kakar achieved his performance objectives by delivering the Company’s technology portfolio and growing premium products as a percentage of sales.

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Executive Compensation and Related Information  •  2021 Executive Compensation Components

Long-Term Equity Incentive Compensation

The Compensation and Benefits Committee has approved grants to our NEOs of annual long-term equity incentive awards that place a strong emphasis on pay for performance. Annual LTIP awards were approved on March 2, 2021, pending stockholder approval for our 2018 Equity Plan amendment, with two-thirds of value allocated to performance-based PRSU awards and one-third to time-based RSU awards. The annual time-based RSU awards for all NEOs vest in equal annual installments over a three-year period.

Performance criteria for the 2021 PRSU awards to our NEOs include the following (weighting in parentheses): (i) LTIP Net Debt (50%) and (ii) Relative TSR (50%). The PRSU awards provide NEOs the opportunity to earn up to 200% of the target award value in Company stock.

These two performance criteria are calculated as follows:

•	LTIP Net Debt: “LTIP Net Debt” is a performance measure that is equal to the Company’s funded debt, less cash and cash equivalents, adjusted for refinancing, currency fluctuation, supply chain financing, and accounts receivables factoring.

•	Relative TSR: “Relative TSR” is a performance measure that is equal to the Company’s total stockholder return relative to the total stockholder return of a set of comparator companies identified when the PRSUs were granted and remaining in the comparator group at the end of the performance period under the terms of the award agreements and the equity plan. For the 2021 PRSUs, the initial comparator companies were: Cooper-Standard Holdings Inc.; Cooper Tire & Rubber Company;

Enerpac Tool Group Corp.; Gentex Corporation; Gentherm, Inc.; Horizon Global Corporation; LCI Industries, Inc.; Modine Manufacturing Corp.; Park-Ohio Holdings Corp.; Shiloh Industries, Inc.; SPX FLOW, Inc.; Standard Motor Products, Inc.; Stoneridge Inc.; The Timken Company; and Visteon Corporation. Target performance is the 50[t]h percentile of the Comparator group.

The Compensation and Benefits Committee chose LTIP Net Debt as one of the performance measures because it believes deleveraging the balance sheet through sustainable operational and financial performance to deliver cash flow is essential to generate long-term stockholder value. Input obtained from stockholders during outreach calls confirmed support for reducing net debt as essential to the creation of stockholder value. The Compensation and Benefits Committee chose to continue to use Relative TSR since it believes Relative TSR is a key measurement that indicates overall stockholder value as compared to specifically identified comparator companies.

In previous discussions with stockholders, we highlighted that our primary competitors are private companies and we do not disclose long-term performance targets as we would place ourselves at a competitive disadvantage to companies that are not required to disclose this information. Stockholders did not express concerns with the Board’s rationale that performance targets represent competitively sensitive information.

For 2021, the total target award opportunities for our NEOs, expressed as a percentage of each NEO’s annual base salary (at date of grant), is as follows: Mr. Abulaban – 300%, Mr. Trenary – 135% and Mr. Kakar – 110%.

The numbers of time-based RSUs and PRSUs awarded to our NEOs in 2021 are set forth in the following chart (the “2021 LTIP Awards”):

Name	2021-2023 PRSUs (at target) (#)	2021 Time-Based RSUs (#)
Majdi Abulaban	314,815	157,407
Timothy Trenary	81,667	40,833
Parveen Kakar	58,748	29,374

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Executive Compensation and Related Information  •  2021 Executive Compensation Components

Vesting of 2019-2021 PRSU’s. PRSUs are generally earned based on the Company’s achievement over the three-year performance period based on the achievement of certain performance metrics. For the 2019-2021 PRSU’s, the metrics selected by the Compensation and Benefits Committee were as follows (with weighting in parentheses): (i) Cumulative EPS (40%), (ii) Average ROIC (40%) and (iii) Relative TSR (20%).

These performance criteria were calculated as follows:

•	Cumulative EPS: “Cumulative EPS” is a performance measure that is equal to the sum of our net income divided by the weighted average of our common stock, issued and outstanding, for each of the fiscal years during the three-year period ending December 31, 2021 (the “Performance Period”).

•	ROIC: “ROIC” is a performance measure that is equal to our yearly average of our pre-tax net income divided by Invested Capital during the Performance Period. “Invested Capital” is equal to our accounts receivable, inventory, prepaid aluminum, net fixed assets and accounts payable.
•	Relative TSR: “Relative TSR” is a performance measure that is equal to the Company’s total stockholder return relative to the total stockholder return of a set of comparator companies identified when the PRSUs were granted and remaining in the comparator group at the end of the performance period under the terms of the award agreements and the equity plan.

As disclosed in our 2021 Proxy Statement, in March 2021, in response to the COVID-19 pandemic, the Compensation and Benefits Committee modified the performance calculation for the PRSUs that pay out based on the Company’s performance in 2019–2021 and 2020–2022 by substituting the Company’s actual 2020 second quarter performance with budgeted 2020 second quarter performance. For the grants issued to Mr. Abulaban and Mr. Kakar for the 2019-2021 performance period, the 2019-2021 PRSU grants as modified vested at an attainment level of 90%. Mr. Trenary did not receive a 2019-2021 PRSU grant as he did not join the Company until September of 2020. The resulting shares earned by Mr. Abulaban and Mr. Kakar are set forth in the table below.

2021 PRSU NEO Payouts

	PRSUs (at target) (#)	Performance (%)	Actual Shares Earned (#)
Majdi Abulaban	539,055	90%	484,072
Timothy Trenary	—	—	—
Parveen Kakar	56,931	90%	51,123

2022 Update. The Compensation and Benefits Committee, based upon the review of competitive practices performed by Willis Towers Watson, has approved the use of the same performance criteria (and weighting) that was used for the 2021 LTIP awards for the 2022 LTIP awards (LTIP Net Debt and Relative TSR). The target value for the 2022 LTIP awards for our NEOs as a percentage of base salary are as follows: Mr. Abulaban – 300%; Mr. Trenary – 135%; Mr. Kakar – 110%.

Employment Agreement and Retention Agreement with Majdi B. Abulaban, President and Chief Executive Officer

On May 15, 2019, the Company entered into an employment agreement with Mr. Abulaban in connection with his appointment as the Company’s President and Chief Executive Officer, which was amended on October 12, 2021. The employment agreement is subject to an initial two-year term, with one-year automatic renewals thereafter. The employment agreement provides Mr. Abulaban with an initial annual base salary of $800,000 and eligibility to receive annual cash performance bonuses with

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Executive Compensation and Related Information  •  2021 Executive Compensation Components

target and maximum opportunities of 125% and 250% of his annual base salary, respectively, subject to a minimum amount for the 2019 fiscal year of $625,000.

In connection with the commencement of Mr. Abulaban’s employment with the Company, Mr. Abulaban received the following equity awards pursuant to the Company’s 2019 Inducement Grant Plan (the “2019 Inducement Plan”): (i) the Inducement Award consisting of (A) 666,667 PRSUs at target, vesting in three approximately equal installments to the extent that the performance metrics are satisfied during each of three performance periods and (B) 333,333 time-based RSUs, vesting in approximately equal installments on February 28, 2020, 2021 and 2022; (ii) a regular 2019-2021 PRSU grant, with the target number of PRSUs to be equal to 316,832 which will vest to the extent that the performance metrics are satisfied; and (iii) a regular 2019 time-based RSU grant, with the number of RSUs to be equal to 158,416 vesting in approximately equal installments on February 28, 2020, 2021 and 2022. The Inducement Award was intended to replace certain equity awards that were forfeited by Mr. Abulaban upon his resignation from his former employer. The PRSU awards may be earned at up to 200% of target depending on the level of achievement of the performance metrics.

Mr. Abulaban is eligible to receive severance payments and benefits upon certain terminations of his employment with the Company. For additional information regarding the benefits Mr. Abulaban may receive in connection with the termination of his employee see “2021 Executive Compensation Components – Severance / Termination / Change in Control Benefits” section of this Proxy Statement.

On August 25, 2020, the Company entered into a Retention Bonus Agreement with Mr. Abulaban. Mr. Abulaban’s Retention Bonus Agreement has a three-year term, which is two thirds time-based and one third performance-based. The Retention Bonus Agreement provides for a restricted cash payment of $1 million on each of July 31, 2021 and July 31, 2022. On July 31, 2023, Mr. Abulaban has an opportunity to receive a performance cash payment with a target of $1 million and a range of $0 to $1.5 million, based on the Company’s net debt achievement as measured at June 30, 2023. Mr. Abulaban is required to be employed at the time of the vesting of the awards, except that if the Company terminates Mr. Abulaban’s employment before any vesting date other than for Cause, or if Mr. Abulaban terminates his employment for Good Reason (both Cause and Good Reason as defined in Mr. Abulaban’s employment agreement), the Company will pay Mr. Abulaban the remaining full amount of the retention bonus (with the 2023 payment attributable to net debt performance being paid at target). If Mr. Abulaban’s employment is terminated by the Company for Cause, or if Mr. Abulaban terminates his employment for any reason other than Good Reason, Mr. Abulaban will forfeit all remaining cash payments. Mr. Abulaban will also forfeit any payments if he violates certain restrictive covenants set forth in Exhibit A to Mr. Abulaban’s Retention Bonus Agreement.

Retirement and Similar Benefits.

Mr. Kakar is a participant in Superior’s Salary Continuation Plan, which provides a retirement benefit for participants who terminate employment after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while in our employ prior to separation from service). Upon a qualifying termination, Superior will pay to the participant a benefit equal to 30% of his or her final average compensation over the preceding 36 months. For employee participants, final average compensation includes only base salary. The benefit is paid twice per month and continues for the longer of 10 years or until death, provided death occurs more than 10 years after the employee’s retirement date. Mr. Kakar’s rights have vested under the Salary Continuation Plan. The Salary Continuation Plan was closed to new participants in 2011 and, as a result, none of our NEOs other than Mr. Kakar is a participant.

All employees may participate in Superior’s tax-qualified Savings and Retirement Plan which is a 401(k) plan. For fiscal year 2021, Superior matched 100% of the first 1% of before-tax contributions made to the plan and 50% of such contributions over 1% and up to 6%. However, Superior did not match employee contributions in excess of the legal limit of $19,500 ($26,000 for individuals older than 50 years of age) in 2021. All Company contributions are vested 100% after two years of service.

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Other Benefits

Superior provides NEOs with incidental benefits that the Compensation and Benefits Committee believes are reasonable and consistent with the competitive market. For example, the NEOs receive an automobile allowance and are eligible for executive health screenings (which are similar benefits provided to some of our other employees). In addition, the NEOs may participate in Superior’s health and welfare benefit plans that are available to other executives and employees.

Severance / Termination / Change in Control Benefits

If Mr. Abulaban’s employment is terminated because of his death or “Disability,” Mr. Abulaban’s Employment Agreement provides him with severance compensation of a prorated amount of his current year annual bonus based on actual performance.

If Mr. Abulaban’s employment is terminated without “Cause” or Mr. Abulaban resigns for “Good Reason,” other than within two years of a change of control of Superior, Mr. Abulaban’s Employment Agreement provides him with severance compensation of eighteen months’ base salary; a prorated amount of his current year annual bonus based on actual performance; a prorated number of RSUs that have been outstanding at least six months, becoming 100% vested as of the date of employment termination; a prorated number of PRSUs that have been outstanding at least six months, continuing after Mr. Abulaban’s employment termination, based on actual performance; and health care continuation ending on the earlier of (i) the eighteen-month anniversary of the termination date and (ii) the date as of which Mr. Abulaban becomes eligible to receive comparable benefits from a subsequent employer.

If Mr. Abulaban’s employment is terminated by the Company other than for “Cause” or “Disability” or Mr. Abulaban resigns for “Good Reason,” in each case, within two years of a change of control of Superior, Mr. Abulaban’s Employment Agreement provides him with severance compensation of a lump-sum payment of two times his base salary, health care continuation ending on the earlier of (i) the eighteen (18) month anniversary of the termination date and (ii) the date as of which Mr. Abulaban becomes eligible to receive comparable benefits from a subsequent employer, and all time-based equity awards become vested in full, and the performance-based equity awards are deemed earned based upon an assumed achievement of all relevant performance goals at the “target” level.

Additionally, the Company is required to pay the full amount of the cash awards granted to Mr. Abulaban under his Retention Award Agreement if the Company terminates his employment other than for “Cause” or if Mr. Abulaban resigns for “Good Reason.”

Mr. Trenary and Mr. Kakar participate in the Executive Change in Control Severance Plan. The plan is intended to encourage executive officers to remain employed with the Company during a time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control. The amounts to be paid under the plan help ensure that the interests of Superior’s executives will be materially consistent with the interests of Superior’s stockholders when considering corporate transactions. Under the plan, if the employment of a participant is terminated by the Company without “Cause” (other than by reason of the Participant’s death or “Disability”) or the participant resigns for “Good Reason,” in either case within two years following a change in control, the participant will receive a two-times multiple of the sum of both the participant’s annual base salary and the participant’s target annual bonus, paid in a lump sum within 60 days after termination. The Compensation and Benefits Committee considers these protections to be an important part of the NEOs’ compensation and consistent with competitive market practices.

Risk Mitigation, Regulatory, and Other Considerations

Executive Stock Ownership Guidelines

The Board has approved Stock Ownership Guidelines under the Company’s Stock Ownership Policy for its executive officers, including the NEOs. The Stock Ownership Policy is included in the Company’s Corporate Governance Guidelines and can be found by clicking on “Corporate Governance” in the “Investor Relations” section of our website at www.supind.com. The CEO is required to own shares equal to five times his annual base salary and all other executive officers are required to own shares equal to two times his or her annual base salary. The applicable level of stock ownership, which includes

2022 Proxy Statement  |  49

Executive Compensation and Related Information  •  Risk Mitigation, Regulatory, and Other Considerations

unvested RSUs and PRSUs, must be attained within five years of becoming subject to the Stock Ownership Policy. In addition, executive officers must retain 100% of shares acquired and net shares received upon exercise or vesting until they are in compliance with the required ownership level. Messrs. Abulaban and Trenary are subject to the Stock Ownership Policy but are not required to meet the Stock Ownership Guidelines set forth in the Stock Ownership Policy because they have been employed by Superior for less than 5 years. Mr. Kakar is subject to the Stock Ownership Policy and has satisfied the applicable Stock Ownership Guidelines. As of the 2021 measurement date, all of our NEOs were at or above the applicable ownership requirement or on track to meet the applicable ownership requirement within five years of their start date.

Clawback Policy

The Company has adopted a formal clawback policy (the “Clawback Policy”) that applies to all incentive-based cash and equity compensation awards granted on or after the effective date (“Incentive Compensation”) to any current or former executive officer of the Company (collectively, the “Covered Recipients”). In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws where such accounting restatement was caused or substantially caused by the intentional misconduct of the Covered Recipient, the Company will recover from such Covered Recipient who received Incentive Compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the Covered Recipient under the accounting restatement.

Tax Deductibility of Executive Compensation

One of the factors that the Compensation and Benefits Committee considers when determining compensation is the anticipated tax treatment to Superior and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) generally places a limit of $1 million on the amount of compensation that Superior may deduct in any one year with respect to its certain covered executive officers. While the Compensation and Benefits Committee generally considers this limit when determining compensation, the Compensation and Benefits Committee reserves the right to use its business judgment to authorize compensation payments that may exceed the limitation on deductibility under Section 162(m) when the Compensation and Benefits Committee believes that such payments are appropriate. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation and Benefit Committee’s control, also affect the deductibility of compensation.

The Compensation and Benefits Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with Superior’s business needs.

50  |  Superior Industries International, Inc.

Executive Compensation and Related Information  •  Supplemental Compensation Information and Reconciliation

Supplemental Compensation Information and Reconciliation

Accounting guidelines impact the compensation reported in our 2021 Summary Compensation Table. As described on pages 48-49 of our 2021 Proxy Statement, in March 2021, in response to the COVID-19 pandemic, the Compensation and Benefits Committee modified the performance calculation for the 2019 PRSUs and 2020 PRSUs by substituting the Company’s actual 2020 second quarter performance with budgeted 2020 second quarter performance. As discussed earlier, we engaged with shareholders on this topic and believe stockholders supported these actions based on their feedback and the 74% vote in favor of our say on pay proposal at our 2021 Annual Meeting of Stockholders.

The Committee did not adjust original targets established at the beginning of the performance period and prior to the onset of the COVID-19 pandemic. However, in accordance with disclosure rules, the full modification date incremental value of these modifications is required to be disclosed in the “Stock Awards” column of the 2021 Summary Compensation Table. This is in addition to disclosure of the grant date fair value of the RSU and PRSU awards granted to our NEOs in 2021 as part of our typical annual compensation practice. In a typical year, only the grant date fair value of the RSU and PRSU awards granted to our NEOs in that year would be reported in the Summary Compensation Table. This requirement to report based on accounting standards results in the Summary Compensation Table appearing essentially as if new awards had been granted in 2021. In fact, NO incremental awards or shares were granted to our NEOs in 2021 beyond the annual 2021 LTIP Awards.

For example, the amount disclosed in the “Stock Awards” column of the Summary Compensation Table set forth on page 53 for our CEO of $8,566,713 reflects his 2021 LTIP Award as well as the accounting impact of the modifications approved in March 2021 to the 2019 PRSUs and 2020 PRSUs. Without this accounting adjustment, this disclosure would be $3,590,459, which reflects the grant date fair value of the RSU and PRSU awards granted to our CEO in 2021. The following supplemental table demonstrates the value of stock awards for each of 2019, 2020 and 2021, reflecting the modification date incremental value for the March 2021 modifications to the 2019 PRSU and 2020 PRSU awards.

	Original Grant Date Fair Value of 2021 Grant(1) ($)	Accounting Impact of March Modification to Original 2020 Grant ($6.04/share on 3/3/21)(2) ($)	Accounting Impact of March Modification to Original 2019 Grant ($6.04/share on 3/3/21)(3) ($)	Total “Stock Awards” Reported in 2021 Summary Compensation Table(4) ($)
Mr. Abulaban	3,590,459	2,371,534	2,604,720	8,566,713

(1)

Represents the aggregate grant date fair value of new time-based RSUs and PRSUs granted in 2021 pursuant to the 2018 Equity Plan computed in accordance with FASB ASC 718. For the PRSUs granted in 2021, the Relative TSR shares were valued at $11.20 per unit using a “Monte Carlo” simulation performed to account for the market condition and determine an estimated value.

(2)

Represents the incremental accounting impact on the 2020 PRSUs of the adjustments approved by the Compensation and Benefit Committee in March 2021 to substitute the Company’s actual 2020 second quarter performance with budgeted 2020 second quarter performance.

(3)

Represents the incremental accounting impact on the 2019 PRSUs of the adjustments approved by the Compensation and Benefit Committee in March 2021 to substitute the Company’s actual 2020 second quarter performance with budgeted 2020 second quarter performance.

(4)

Represents the total impact of the 2020 grant adjustment, the 2019 grant adjustment and the aggregate grant date fair value of the time-based RSUs and PRSUs granted in 2021 pursuant to the 2018 Equity Plan. No incremental awards or shares were granted to our NEOs in 2021 beyond the annual 2021 LTIP award.

2022 Proxy Statement  |  51

Executive Compensation and Related Information  •  Supplemental Compensation Information and Reconciliation

The supplemental table below sets forth the compensation paid to our NEOs in 2021 without the accounting modifications to the 2019 LTIP and 2020 LTIP grants described above. This additional compensation table is a supplement to, and not a substitute for, the Summary Compensation Table that appears on page 53.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Majdi Abulaban	2021	833,562	1,000,000	3,590,459	**	—	1,001,318	—	20,744	6,446,083	***
President and Chief Executive Officer
Timothy Trenary	2021	485,069	—	931,407		—	326,306	—	23,210	1,765,992
Executive Vice President, Chief Financial Officer
Parveen Kakar	2021	432,600	216,300	670,021		—	228,651	—	20,789	1,568,361
Senior Vice President, Product Development and Sales

**

For 2021, the value reflects the aggregate grant date fair value of time-based RSUs and PRSUs granted pursuant to the 2018 Equity Plan to each of the NEOs computed in accordance with FASB ASC 718. For purposes of comparison, this value EXCLUDES the incremental fair value related to the modification of 2019 and 2020 PRSU awards, substituting budgeted performance for actual performance for the second quarter of 2020 (one of twelve quarters in the respective performance periods), to offset the impact of COVID-19. The accounting adjustment for the modification to the 2019 PRSUs and 2020 PRSUs is detailed above in the section “Supplemental Compensation Information and Reconciliation.”

***

Excludes the incremental fair value related to the modification of 2019 and 2020 PRSU awards. For Mr. Abulaban, the total compensation value of $6,446,083 reflects compensation in 2021, without the added accounting impact of the modification to the 2019 PRSUs and 2020 PRSUs as described in the above footnote. As previously described, NO incremental awards or shares were actually granted beyond the annual 2021 LTIP Awards. However, the Summary Compensation Table on page 53 reflects the 2021 compensation of $6,446,083 plus the accounting impact of the described modification.

(1)	Reflects the cash retention awards made to Messrs. Abulaban and Kakar in 2019 that vested in 2021.
(2)

For 2021, the value reflects the aggregate grant date fair value of time-based RSUs and PRSUs granted pursuant to Superior’s 2018 Equity Plan to each of the NEOs computed in accordance with FASB ASC 718. For purposes of comparison, this value EXCLUDES the incremental value related to the modification of 2019 PRSUs and 2020 PRSUs, substituting budgeted performance for actual performance for the second quarter of 2020 (one of twelve quarters in the respective performance periods), to offset the impact of COVID-19. The accounting adjustment for the modification to the 2019 PRSUs and 2020 PRSUs is detailed in the section “Supplemental Compensation Information and Reconciliation.” Assumptions used in the calculation of these amounts are included in Note 18, “Stock-Based Compensation” in Notes to the Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data” of the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 3, 2022. The fair value of the PRSUs granted in 2021 (excluding the incremental fair value associated with the modifications of the 2019 PRSUs and 2020 PRSUs) at the date of the grant is broken down as illustrated in the table below:

Name	Time-Based RSUs ($)	PRSUs (at Target) ($)	PRSUs (at Maximum) ($)
Mr. Abulaban	912,961	2,677,498	5,354,996
Mr. Trenary	236,831	694,576	1,389,152
Mr. Kakar	170,369	499,652	999,304

(3)

The amounts shown generally include matching contributions allocated by Superior to each NEO pursuant to the Savings and Retirement Plan, the value attributable to life insurance premiums paid by Superior on behalf of the NEOs, and a car allowance or lease for each of the NEOs.

52  |  Superior Industries International, Inc.

Compensation Tables  •  2021 Summary Compensation Table

COMPENSATION TABLES

2021 Summary Compensation Table

The following table provides summary information concerning the compensation earned for services rendered in all capacities to Superior by (i) all individuals serving as principal executive officer or acting in a similar capacity in 2021 and (ii) each of its other two most highly compensated executive officers whose total compensation for 2021 was in excess of $100,000 and who were serving as executive officers at the end of 2021. SEC disclosure rules require that the 2021 stock awards column of the table shows the value of the 2021 LTIP Award, plus modifications to the 2019 PRSUs and 2020 PRSUs based on accounting standards. This reporting requirement based on accounting standards results in the Summary Compensation Table appearing essentially as if new awards had been granted in 2021. In fact, no incremental awards or shares were granted to our NEOs in 2021 beyond the annual 2021 LTIP Awards. Please see the discussion in the section “Supplemental Compensation Information and Reconciliation” for more information related to the modification and reconciliation of the accounting impact.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Majdi Abulaban	2021	833,562	1,000,000	8,566,713	**	—	1,001,318	—	20,744	11,422,337	***
President and Chief Executive Officer	2020	621,539	—	2,394,109		—	730,000	—	20,583	3,766,231
Timothy Trenary(5)	2021	485,069	—	2,181,517		—	326,306	—	23,210	3,016,102
Executive Vice President, Chief Financial Officer
Parveen Kakar	2021	432,600	216,300	1,415,327		—	228,651	—	20,789	2,313,667
Senior Vice President, Product Development and Sales	2020	372,148	—	474,691		—	185,847	—	20,090	1,052,776

**

The aggregate grant date fair value of the CEO’s 2021 LTIP Award is $3,590,459. The $8,566,713 represents the 2021 annual grant of $3,590,459 PLUS the value of the required disclosure based on accounting standards for the modification to the 2019 PRSUs and 2020 PRSUs in which the Compensation and Benefits Committee substituted the Company’s budgeted performance in the second quarter 2020 for actual performance in response to COVID-19. This required disclosure based on accounting standards makes it appear as if new awards had been granted in 2021, even though NO incremental awards or shares were actually granted to our NEOs in 2021 beyond the annual 2021 LTIP Awards.

***

The value of the CEO’s total annual compensation for 2021 is $6,446,083, plus the value of the required disclosure based on accounting standards of the modification to the 2019 PRSUs and 2020 PRSUs as described in the previous footnote. This required disclosure based on accounting standards makes it appear as if the adjustments are new awards granted in 2021, leading to the reported total compensation of $11,422,337 in the table.

(1)

Mr. Abulaban and Mr. Kakar took voluntary reductions in their base salaries in 2020 in response to the COVID-19 pandemic. Mr. Abulaban also decided to forego an increase to his base salary. Without these voluntary reductions, Mr. Abulaban’s base salary for 2020 would have been $800,000 and Mr. Kakar’s base salary would have been $432,600.

(2)	Reflects the cash retention awards made to Messrs. Abulaban and Kakar in 2019 that vested in 2021.
(3)

For 2021, the value reflects the aggregate grant date fair value of time-based RSUs and performance-based PRSUs granted pursuant to the 2018 Equity Plan to each of the NEOs computed in accordance with FASB ASC 718. The value also reflects the incremental fair value related to the modification of 2019 PRSUs and 2020 PRSUs, substituting budgeted amounts for actual performance for the second quarter of 2020 (one of twelve quarters in the respective performance periods) to offset the impact of COVID-19. Assumptions used in the calculation of these amounts are included in Note 18, “Stock-Based Compensation” in Notes to the Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data” of the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 3, 2022. As an example, the incremental fair value related to the modification of 2019 PRSUs and 2020 PRSUs is $4,976,254 for Mr. Abulaban and is detailed in the section “Supplemental Compensation Information and Reconciliation.” Absent this accounting adjustment, the aggregate grant date fair value of RSUs and PRSUs granted for Mr. Abulaban would be $3,590,459. The fair value of the RSUs and PRSUs granted in 2021 (including the incremental fair value associated with the modifications of the 2019 PRSUs and 2020 PRSUs) at the date of the grant or modification, as applicable, is broken down as follows:

Name	Time-Based RSUs $	PRSUs (at Target) $	PRSUs (at Maximum) $
Mr. Abulaban	912,961	7,653,752	15,307,504
Mr. Trenary	236,831	1,944,686	3,889,372
Mr. Kakar	170,369	1,244,958	2,489,916

2022 Proxy Statement  |  53

Compensation Tables  •  2021 Summary Compensation Table

(4)

The amounts shown generally include matching contributions allocated by Superior to each NEO pursuant to the Savings and Retirement Plan, the value attributable to life insurance premiums paid by Superior on behalf of the NEOs, and a car allowance or lease for each of the NEOs.

(5)	Mr. Trenary joined the Company September 8, 2020 as Executive Vice President, Chief Financial Officer.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth summary information regarding the actual number and market value of outstanding equity awards held by the NEOs at December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: number of unearned shares, units or other rights that have not vested(3) (#)	Equity Incentive Plan Awards: market or payout value of unearned shares, units or other rights that have not vested(4) ($)
Majdi Abulaban	—	—	—	—	163,916	734,344	—	—
	—	—	—	—	163,599	732,924	490,797	2,198,771
	—	—	—	—	157,407	705,183	314,815	1,410,371
Timothy Trenary					86,238	386,346	258,715	1,159,043
Parveen Kakar	—	—	—	—	40,833	182,932	81,667	365,868
	9,000	—	16.76	5/4/2022	—	—	—	—
	—	—	—	—	9,489	42,511	—	—
	—	—	—	—	32,437	145,318	97,313	435,962
	—	—	—		29,374	131,596	58,748	263,191

(1)	All RSU awards vest in equal annual installments over three years from the grant date.
(2)

Reflects the value calculated by multiplying the number of shares or units (RSUs) by $4.48, which was the closing price of Superior’s stock on December 31, 2021, the last trading day in our 2021 fiscal year.

(3)

The amounts reported in this column represent PRSU awards granted to our NEOs from 2020 to 2021. Based on performance through December 31, 2021, the PRSU amounts are reported at their target levels. These amounts exclude the 2019 PRSUs that vested based on performance through December 31, 2021 and are described under “Narrative Disclosure Regarding Compensation – Long-Term Equity Incentive Compensation – Vesting of PRSUs in 2021.”

(4)

Reflects the value calculated by multiplying the number of shares or units (PRSUs) by $4.48, which was the closing price of Superior’s stock on December 31, 2021, the last trading day in our 2021 fiscal year.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about securities authorized for issuance under Superior’s equity compensation plans. The features of these plans are described in Note 18 to our audited financial statements in Superior’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 3, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuances under equity compensation plans (#)
Equity Compensation Plans approved by security holders(1)	2,757,039	6.40	1,271,131
Equity Compensation Plans not approved by security holders(2)	702,971	5.05	0
Total	3,460,010	6.13	1,271,131

54  |  Superior Industries International, Inc.

Compensation Tables  •  Outstanding Equity Awards at 2021 Fiscal Year End

(1)	Includes information for the 2018 Equity Plan.
(2)

Includes information for the 2019 Inducement Plan. The 2019 Inducement Plan was adopted by the Company effective as of May 15, 2019 to provide awards as an inducement to Mr. Abulaban entering into employment with the Company, and to encourage stock ownership by Mr. Abulaban, thereby aligning his interests with those of the Company’s stockholders. The 2019 Inducement Plan originally authorized us to issue up to 2,458,747 shares of common stock, along with restricted stock, restricted stock units and performance units to Mr. Abulaban. Once a grant was made under the 2019 Inducement Plan to Mr. Abulaban, no future awards were permitted under the 2019 Inducement Plan. On May 15, 2019, the Company granted awards to Mr. Abulaban under the 2019 Inducement Plan and, accordingly, no securities remain available for future issuance under the 2019 Inducement Plan. See “Narrative Disclosure Regarding Compensation – Employment Agreement and Retention Agreement with Majdi B. Abulaban, President and Chief Executive Officer” for additional information regarding the awards granted to Mr. Abulaban pursuant to the 2019 Inducement Plan.

Potential Payments upon Termination of Employment or Change in Control

For a description of benefits upon termination of employment or change of control, see the “2021 Executive Compensation Components – Severance / Termination / Change in Control Benefits” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement.

Other Arrangements. Mr. Kakar is a participant in Superior’s Salary Continuation Plan, which provides a retirement benefit for participants who terminate their employment after having reached specified vesting dates and after reaching the age of 65. For a description of the benefits payable under the Salary Continuation Plan, see the “2021 Executive Compensation Components – Retirement and Similar Benefits” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement.

Change in Control Provisions under Other Agreements. The 2018 Equity Plan and 2019 Inducement Plan provide that a change in control occurs upon the occurrence of any of the following: (1) any person becomes the beneficial owner of securities representing 50% or more of the total voting power of Superior’s outstanding voting securities; (2) consummation of a sale or disposition by Superior of all or substantially all of its assets; (3) consummation of a merger or consolidation of Superior with any other corporation, unless Superior’s stockholders continue to control at least 50% of the total voting power of the successor entity; or (4) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, during any period of two consecutive years, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the number of directors of the Company.

The 2018 Equity Plan and the 2019 Inducement Plan provide that, unless otherwise provided in an applicable award agreement, all outstanding equity awards will immediately vest (at target for PRSUs) if (i) the participant is terminated without cause or resigns with good reason within two years following a change in control (“Double Trigger”) or (ii) upon a change in control if the awards are not assumed by the successor company.

2022 Proxy Statement  |  55

Audit Committee Report

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Superior specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Superior’s management and Deloitte & Touche LLP the audited consolidated financial statements of Superior contained in Superior’s Annual Report on Form 10-K for the 2021 fiscal year. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed pursuant to applicable auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from Superior.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Superior’s Annual Report on Form 10-K for its 2021 fiscal year for filing with the SEC.

Submitted by the Audit Committee

Ellen B. Richstone, Chair

Michael R. Bruynesteyn

Paul J. Humphries

56  |  Superior Industries International, Inc.

Information About the Annual Meeting and Voting

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this Proxy Statement and the proxy card because the Board is soliciting your proxy to vote at the Annual Meeting to be held on April 28, 2022, at 10:00 a.m. Eastern Daylight Time via live audio webcast, and at any postponements or adjournments of the Annual Meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

•	To elect eight nominees to the Board;

•	To approve, in a non-binding advisory vote, executive compensation of the Company’s named executive officers for the year ended December 31, 2021 (Proposal No. 2);

•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 3); and

•	To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” all eight nominees to the Board (Proposal No. 1) named in this Proxy Statement;

•	“FOR” the approval of Superior’s executive compensation for the year ended December 31, 2021 (Proposal No. 2); and

•	“FOR” ratification of the appointment of Deloitte & Touche LLP as Superior’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 3).

Why is the Annual Meeting being webcast?

In light of public health and travel concerns our stockholders, employees, and directors may have, and the protocols that federal, state, and local governments may impose in response to the COVID-19 crisis, we will be hosting our Annual Meeting live via a webcast this year. You will not be able to attend the Annual Meeting in person.

How do I access the virtual Annual Meeting?

Any stockholder can listen and participate in the Annual Meeting via a live audio webcast at www.virtualstockholdermeeting.com/SUP2022. The webcast will start at 10:00 a.m. Eastern Daylight Time. You will need your 16-digit control number that is shown on your Notice, proxy card or voting instruction form to vote and submit questions while attending the meeting online. Stockholders who attend the virtual meeting with their 16-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 16-digit control number, you must contact your brokerage firm, bank, or other financial institution (“broker”) for instructions to access the meeting. If you do not have your 16-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate.

The virtual meeting will be fully supported across browsers (Internet Explorer, Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and other mobile devices) running the most updated version

2022 Proxy Statement  |  57

Information About the Annual Meeting and Voting

of applicable software and plugins. We strongly recommend that you ensure that you have a strong Wi-Fi or cell phone connection wherever you intend to participate in the virtual Annual Meeting.

You may log in 30 minutes before the start of the Annual Meeting. Stockholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to provide time to register, test their internet or cell phone connectivity, and download the required software, if needed. We encourage you to access the meeting prior to the start time.

How do I ask questions at the Annual Meeting?

Stockholders have multiple opportunities to submit questions to the Company for the Annual Meeting. The Annual Meeting will include a question and answer session, during which we will answer questions submitted in accordance with the meeting rules posted on the meeting website www.virtualstockholdermeeting.com/SUP2022 and that are relevant to the Company and meeting matters. You will have an opportunity to submit written questions via the Internet at any time during the meeting by following the instructions that will be available on the meeting website. You may also submit written questions in advance of the Annual Meeting at www.proxyvote.com. In both cases, you must have your 16-digit control number included on your Notice, proxy card or voting information form.

There is no limit on the number of questions a stockholder can ask. The question and answer session will include both questions submitted in advance of and during the meeting. Substantially similar questions will be answered once to avoid repetition and allow more time for other questions. If time does not permit us to address each question received either before or during the Annual meeting, the Company’s answers will be posted to the “Investor Relations” section of our website at www.supind.com as soon as possible after the meeting.

What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?

A toll-free technical support “help line” will be available on the morning of the Annual Meeting for any stockholder who is having challenges logging into or participating in the meeting. If you encounter technical difficulties, please call the technical support line number that will be posted on the virtual Annual Meeting login page at www.virtualstockholdermeeting.com/SUP2022. The technical support will not be able to provide you with your 16-digit control number, however, so ensure that you have that number available prior to accessing the virtual Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

I share an address with another stockholder, and we received only one Notice. How may I obtain an additional copy of the proxy materials?

Superior has adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, Superior delivers one Notice or one set of proxy materials to multiple stockholders who share the same address unless Superior has received contrary instructions from one or more of the stockholders.

This procedure potentially means extra convenience for stockholders and reduces Superior’s printing and mailing costs as well as the environmental impact of its Annual Meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, Superior will

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deliver promptly a separate copy of the proxy statement and annual report to any stockholder at a shared address to which Superior delivered a single copy of the proxy materials. If you are a stockholder who shares an address with another stockholder and would like only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or notify us if you are the stockholder of record.

To receive free of charge a separate copy of the proxy materials, stockholders may contact Okapi Partners LLC, toll free at (855) 305-0856.

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

Superior’s proxy materials also are available at www.proxyvote.com. This website address is included for reference only. The information contained on this website is not incorporated by reference into this Proxy Statement.

Who is entitled to vote?

The record holders of the 26,853,292 shares of the Company’s common stock and 150,000 shares of Series A Preferred Stock outstanding on the close of business on March 4, 2022 are entitled to vote at the Annual Meeting.

How many votes do I have?

Each holder of Superior common stock and Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date. As of the Record Date, there were 26,853,292 shares of common stock outstanding and the 150,000 shares of Series A Preferred Stock outstanding that would be convertible into 5,326,326 shares of common stock.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with Superior’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by Superior.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee or nominee how to vote your shares.

If I am a stockholder of record of Superior’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

•

At the Annual Meeting. While we encourage you to vote your shares prior to the Annual Meeting, you may vote online at the Annual Meeting by logging into the virtual platform at www.virtualstockholdermeeting.com/SUP2022 as a stockholder and following the voting link. You will need your 16-digit control number found on your Notice, proxy card or voting instruction form to do so.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions included on your Notice, proxy card or voting instruction form included with your materials.

•	By Telephone. You may vote by proxy by calling the toll free number found on the Notice, proxy card or voting instruction form included with your materials.

•	By Mail. You may vote by proxy by filling out the proxy card or voting instruction form and returning it in the envelope provided.

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Information About the Annual Meeting and Voting

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are two ways to vote:

•

At the Annual Meeting. While we encourage you to vote your shares prior to the Annual Meeting, you may vote online at the Annual Meeting by logging into the virtual platform at www.virtualstockholdermeeting.com/SUP2022 as a stockholder and following the voting link. You will need your 16-digit control number found on your Notice, proxy card or voting instruction form to do so.

•

By Proxy. If you are a beneficial owner of shares held in street name, this Proxy Statement and accompanying materials have been forwarded to you by the organization that holds your shares. Such organization will vote your shares in accordance with your instructions using the methods set forth in the information provided to you by such organization. See “What is a broker non-vote?” below.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Each holder of Superior common stock and Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date. As of the Record Date, there were 32,179,618 votes representing 26,853,292 common shares outstanding and the 150,000 shares of Series A Preferred Stock outstanding that would be convertible into 5,326,326 shares of common stock. Accordingly, shares representing 16,089,809 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business.

An independent inspector of elections appointed for the Annual Meeting will determine whether a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If a quorum is determined to not be present, the Annual Meeting will be adjourned until a quorum is obtained.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return the proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and, in accordance with applicable law, as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

Typically, “non-routine” matters include the election of directors (Proposal No. 1) and the non-binding advisory vote on executive compensation (Proposal No. 2),) and “routine” matters include ratification of the appointment of independent auditors (Proposal No. 3).

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What is a broker non-vote?

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on the election of directors and on other certain non-routine matters, and accordingly may not vote on such matters absent instructions from the beneficial holder. If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions.

To minimize the number of broker non-votes, Superior encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the voting instruction form.

What is the voting requirement to approve each of the proposals and how are broker non-votes and abstentions treated?

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

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Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of directors	For or withhold with respect to each nominee.	Plurality voting; the eight persons receiving the greatest number of “for” votes will be elected as directors. Proxies may not be voted for more than eight directors. Stockholders may not cumulate votes for directors.*	No effect.	No effect; no broker discretion to vote.
Advisory vote to approve Superior’s executive compensation	For, against, or abstain.

Shares voted “for” the proposal must exceed the number of shares voted “against” the proposal.

Shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at the Annual Meeting (the “Quorum Majority”).**

			No effect. An abstention does not count as a vote cast, provided that the votes cast equal a Quorum Majority.	No effect; no broker discretion to vote.

Ratification of selection of Deloitte & Touche LLP	For, against, or abstain.	Shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Shares voting affirmatively must equal a Quorum Majority.**	No effect. An abstention does not count as a vote cast, provided that the votes cast equal a Quorum Majority.	No broker non-votes; brokers have discretion to vote.
*

In an uncontested election, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee and the Board must then decide whether or not to accept the tendered resignation, culminating with a public disclosure explaining the Board’s decision and decision-making process.

**	This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by voting online at the Annual Meeting. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote online at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to Superior’s Corporate Secretary at 26600 Telegraph Rd., Southfield, MI 48033 no later than 11:59 p.m. Eastern Daylight Time on April 27, 2022.

Who will serve as the inspector of election?

Broadridge will serve as the independent inspector of election.

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Where can I find the voting results?

Final voting results will be tallied by the independent inspector of election after the taking of the vote at the Annual Meeting. Superior will publish the final voting results in a Current Report on Form 8-K, which Superior is required to file with the SEC within four business days following the Annual Meeting. If the final results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as practicable after they become available.

Who is paying the costs of this proxy solicitation?

Superior is paying the costs of the solicitation of proxies. Superior has retained Okapi Partners LLC to assist in obtaining proxies by mail, facsimile, telephone or email from brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay such firm a fee of approximately $10,000 plus out-of-pocket expenses. Okapi Partners LLC may be contacted toll-free at (855) 305-0856. Superior may also reimburse brokerage firms, banks, broker-dealers or other similar organizations for the cost of forwarding proxy materials to beneficial owners. In addition, certain of Superior’s directors, officers and regular employees, without additional compensation, may solicit proxies on Superior’s behalf in person, by telephone, by fax or by electronic mail. See “Proxy Solicitation and Costs” in this Proxy Statement for further information.

Who will solicit proxies on behalf of the Board?

The Company has retained Okapi Partners LLC, a proxy solicitation firm, that may solicit proxies on the Board’s behalf.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, text message, internet, and other electronic means and by personal solicitation by Okapi Partners LLC.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2023 Annual Meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in Superior’s Proxy Materials. Proposals that a stockholder intends to present at the 2023 Annual Meeting of stockholders and wishes to be considered for inclusion in Superior’s proxy statement and form of proxy relating to the 2023 Annual Meeting of stockholders must be received no later than November 17, 2022 (the date that is 120 calendar days before the one-year anniversary date of when Superior’s proxy statement was released to stockholders for this Annual Meeting). However, if the 2023 Annual Meeting date has changed more than 30 calendar days from this year’s meeting, then the deadline is a reasonable time before we begin to print and send out proxy materials. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to Superior’s Corporate Secretary by mail at 26600 Telegraph Rd., Southfield, MI 48033.

Requirements for Other Stockholder Proposals to Be Brought Before the 2023 Annual Meeting of Stockholders and Director Nominations. Our Amended and Restated Bylaws (the “Bylaws”) provide that any stockholder proposals (other than those made under Rule 14a-8 of the Exchange Act) and any nomination of one or more persons for election as a director be made not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the one-year anniversary of the date of the preceding year’s annual meeting. Accordingly, in order for a stockholder proposal or director nomination to be considered at the 2023 Annual Meeting, a written notice of the proposal or the nomination must be received by the Corporate Secretary of Superior no earlier than December 29, 2022 and no later than January 28, 2023. However, if the date of the 2023 Annual Meeting is advanced by more than 30 calendar days prior to or delayed by more than 60 calendar days after the one-year anniversary of the date of the 2022 Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary of Superior not earlier than the 120th day prior to the date of the 2023 Annual Meeting and not later than the close of business on the later of (i) the 90th calendar day prior to the 2023 Annual Meeting, or (ii) the tenth calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by Superior. In order for

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Information About the Annual Meeting and Voting

stockholder proposals that are submitted outside of SEC Rule 14a-8 and are intended to be considered by the stockholders at the 2023 Annual Meeting to be considered “timely” for purposes of SEC Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Corporate Secretary of Superior no later than November 17, 2022. The notice must set forth the information required by the Bylaws with respect to each director nomination and stockholder proposal that the stockholder intends to present at the 2023 Annual Meeting. The proxy solicited by the Board for the 2023 Annual Meeting will confer discretionary voting authority with respect to any proposal presented by a stockholder at that meeting for which Superior has not been provided with timely notice, or, even if there is timely notice, the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. Notices must be delivered to Superior’s Corporate Secretary by mail at 26600 Telegraph Rd., Southfield, MI 48033.

Who can answer my questions?

Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have questions or require assistance in the voting of your shares, please call Okapi Partners LLC, the firm assisting the Company in its solicitation of proxies:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (855) 305-0856 (Toll-Free)

Email: info@okapipartners.com

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of this Proxy Statement and the 2021 Annual Report, which includes our Annual Report on

Form 10-K for the year ended December 31, 2021, are available on our website at www.supind.com.

You may also contact Okapi Partners LLC for additional copies.

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Proxy Solicitation and Costs

PROXY SOLICITATION AND COSTS

Superior will bear the entire cost of its solicitation of proxies on behalf of the Superior Board of Directors, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation material that Superior may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. If asked, Superior will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by personal interview, mail, telephone, telegram, facsimile, email, text message, social media, postings on internet websites, advertisements in periodicals, and other means by directors, executive officers, and other employees of Superior. No additional compensation will be paid to these individuals for any such services. Superior may also solicit stockholders by advertisements in periodicals, press releases issued by us and postings on our corporate website or other websites. The Company will also post its proxy materials to its website under “Investor Relations.” Unless expressly indicated otherwise, information contained on Superior’s corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites listed herein is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.

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Stockholders Sharing the Same Address

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Once again this year, a number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials. A single set of our annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Superior will promptly deliver a separate set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate set of the annual report and other proxy materials, you may write or call Superior’s Corporate Secretary at Superior Industries International, Inc., 26600 Telegraph Rd., Southfield, MI 48033, telephone (248) 352-7300.

Stockholders who share the same address and currently receive multiple copies of our annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

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Form 10-K

FORM 10-K

SUPERIOR WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF SUPERIOR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: SUPERIOR INDUSTRIES INTERNATIONAL, INC., 26600 TELEGRAPH RD., SOUTHFIELD, MICHIGAN, ATTN: CORPORATE SECRETARY, OR MADE BY CALLING (248) 352-7300. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.SUPIND.COM. THIS PROXY STATEMENT AND THE 2021 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE ON WWW.PROXYVOTE.COM.

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Other Matters

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in their discretion and in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joanne M. Finnorn
Joanne M. Finnorn
Senior Vice President, General Counsel and Corporate Secretary

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APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In this Proxy Statement, under “2021 Performance & Business Highlights” and the “2021 Company Financial and Business Performance Highlights,” portion of the “Narrative Disclosure Regarding Compensation” section, we provide information regarding Adjusted EBITDA, Value-Added Sales, Value-Added Sales excluding Foreign Exchange, Content per Wheel, Free Cash Flow, and Net Debt. These measures used in this section are key measures that are not calculated in accordance with GAAP. For reconciliations of these non-GAAP measures to the most directly comparable GAAP measure, see the tables set forth below. Management believes these non-GAAP financial measures are useful to management and may be useful to investors in their analysis of the Company’s financial position and results of operations. Further, management uses these non-GAAP financial measures for planning and forecasting purposes. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP and may be different from similar measures used by other companies.

“Adjusted EBITDA,” defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs and impairments of long-lived assets and investments, changes in fair value of redeemable preferred stock embedded derivative liability, acquisition and integration and certain hiring and separation related costs, proxy contest fees, gains associated with early debt extinguishment and accounts receivable factoring fees. “Value-Added Sales,” defined as net sales less the value of aluminum and services provided by outsourced service providers that are included in net sales. “Value-Added Sales excluding Foreign Exchange,” defined as Value-Added Sales adjusted for the impact of foreign exchange translation. “Content per Wheel,” defined as Value-Added Sales excluding Foreign Exchange on a per unit (wheel) shipment basis. “Free Cash Flow,” defined as the net cash from operations, investing activities, and non-debt components of financing activities. “Net Debt,” defined as total funded debt less cash and cash equivalents.

Adjusted EBITDA

(Millions of dollars)	FY 2019	FY 2020	H2 2020 H1 2021	FY 2021
Net Income (Loss)	$(96.5)	$(243.6)	$4.5	$3.8
Interest Expense, net	47.0	45.4	42.2	41.9
Income Tax Provision	3.4	14.9	23.8	7.4
Depreciation	75.8	72.8	74.3	73.3
Amortization	24.9	25.4	26.5	26.3
Acquisition, Integration, Hiring/Separation/Restructuring Costs, and Other	10.9	19.4	19.8	11.9
Factoring Fees	1.0	1.4	2.1	2.1
Impairment of Goodwill and Indefinite-Lived Intangibles	102.2	193.6		0.0

	$265.2	$372.9	$188.7	$162.9

Adjusted EBITDA	$168.8	$129.4	$193.2	$166.7

A-1

Value-Added Sales, Value-Added Sales excluding Foreign Exchange, and Content per Wheel

(Millions of dollars except per wheel data, Units in Thousands)	FY 2019	FY 2020	H2 2020 H1 2021	FY 2021
Net Sales	$1,372.5	$1,100.8	$1,360.6	$1,384.8
Less: Aluminum Value and Outside Service Provider Costs	(617.2)	(452.5)	(563.7)	(631.1)

Value-Added Sales	$755.3	$648.3	$796.9	$753.7
Less: Impact of FX on Value-Added Sales		(9.2)	(25.7)	(14.8)

Value-Added Sales excluding Foreign Exchange	$755.3	$639.1	$771.1	$738.9

Wheels Shipped	19,246	15,194	17.512	16,123

Content per Wheel	$39.25	$42.06	$44.03	$45.83

Free Cash Flow

(Millions of dollars)	FY 2019	FY 2020	FY 2021
Cash Flow Provided By Operating Activities	$162.8	$150.1	$44.9
Cash Flow Used In Investing Activities	(54.7)	(44.2)	(57.5)
Less: Cash Payments for Non-debt Financing Activities	(29.4)	(19.1)	(15.0)

Free Cash Flow	$78.7	$86.8	($27.6)

Net Debt

(Millions of dollars)	FY 2019	FY 2020	FY 2021
Long Term Debt (Less Current Portion) (1)	$626.6	$637.1	$610.2
Short Term Debt	4.0	6.1	6.1

Total Debt (1)	630.6	643.2	616.3
Less: Cash and Cash Equivalents	(77.9)	(152.4)	(113.5)

Net Debt	$552.7	$490.8	$502.8

(1)	Excluding Debt Issuance Costs

A-2

w SCAN TO VIEW MATERIALS & VOTE SUPERIOR INDUSTRIES INTERNATIONAL, INC.    26600 TELEGRAPH ROAD SOUTHFIELD, MICHIGAN 48033 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above    Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 20221 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VIRTUAL ANNUAL MEETING OF SHAREHOLDERS The Annual Meeting of Shareholders will be held via live webcast only. There will be no physical location for the meeting. You will be able to attend the Virtual Annual Meeting, vote and submit your questions by visiting www.virtualstockholdermeeting.com/SUP2022. Have your proxy card available when you access the web cast and follow the instructions to participate. You may log in 30 minutes prior to the start of the Annual Meeting. D69944-P67233 For All Withhold All For All Except SUPERIOR INDUSTRIES INTERNATIONAL, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following:    ! ! ! 1. Election of Directors Nominees: 01) Majdi Abulaban 02) Raynard D. Benvenuti 03) Michael R. Bruynesteyn 04) Richard J. Giromini 05) Paul J. Humphries 06) Ransom A. Langford 07) Timothy C. McQuay 08) Ellen B. Richstone For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3.! ! ! 2. To approve, in a non-binding advisory vote, the executive compensation of the Company’s named executive officers for the fiscal year ended December 31, 2021; and    ! ! ! 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report/10-K Wrap are available at www.proxyvote.com. D69945-P67233 SUPERIOR INDUSTRIES INTERNATIONAL, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS APRIL 28, 2022 The undersigned hereby appoints Majdi Abulaban and Joanne M. Finnorn, and each of them, as attorney agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held via webcast onThursday, April 28, 2022 at 10:00 A.M. EDT and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might and could do if personally thereat. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF PROPOSALS 2 AND 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side